UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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CITY HOLDING COMPANY
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 28, 2025

To Our Shareholders:

    On behalf of the Board of Directors, I cordially invite you to attend the Annual Meeting of Shareholders of City Holding Company, which will be held in the ballroom at Beckley's Historic Black Knight located at 2400 S. Kanawha Street, Beckley, WV 25801, on Wednesday, April 30, 2025 at 2:00 p.m.

The notice of meeting and proxy statement accompanying this letter describe the specific business to be acted upon. In addition to the specific matters to be acted upon, there will be a report on the progress of the Company and an opportunity for questions.

We hope that you will join us at this year’s Annual Meeting and look forward to personally greeting those of you who are able to attend.

It is important that your shares be represented at the meeting. Whether or not you plan to attend the Annual Meeting, please vote your shares by: (1) accessing the Internet at the website included on the proxy card, (2) calling the toll-free number shown on the proxy card, or (3) completing, signing, and returning the enclosed proxy card as soon as possible in the postage-paid envelope provided.

City Holding Company thanks you for your consideration and your continued support.

C. Dallas Kayser
Chairman of the Board

Charles R. Hageboeck
President & CEO

CITY HOLDING COMPANY
25 Gatewater Road
Post Office Box 7520
Charleston, West Virginia 25356-0520

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held April 30, 2025

Notice is hereby given that the Annual Meeting of Shareholders of City Holding Company will be held in the ballroom at Beckley's Historic Black Knight located at 2400 S. Kanawha Street, Beckley, WV 25801, on Wednesday, April 30, 2025 at 2:00 p.m. (local time) for the following purposes:

    1.    Election of Directors. To elect three Class II directors to serve for a term of three years. The names of the nominees are set forth in the accompanying proxy statement.

    2.    Ratify Independent Registered Public Accounting Firm. To ratify, on an advisory basis, the Audit Committee and the Board of Directors’ appointment of Crowe LLP as the independent registered public accounting firm for City Holding Company for 2025.

    3.    Advisory (Non-binding) Vote on Executive Compensation. To approve a non-binding advisory proposal on the compensation of the named executive officers.

4.    Other Business. To transact such other business as may properly come before the meeting.

    Shareholders of record at the close of business on March 17, 2025 are the only shareholders entitled to notice of and to vote at the Annual Meeting of Shareholders.

By Order of the Board of Directors,

Victoria A. Faw,
Secretary

March 28, 2025
IMPORTANT NOTICE

We urge you to sign and return the enclosed proxy or transmit your voting instructions by telephone or Internet as promptly as possible, regardless of your plans to attend the meeting. Please refer to the instructions on the proxy card for details about transmitting your voting instructions by telephone or Internet. If you attend the meeting, you may vote your shares in person via live webcast, even if you have previously signed and returned your proxy or transmitted your voting instructions by telephone or Internet.

CITY HOLDING COMPANY
2025 PROXY STATEMENT

CITY HOLDING COMPANY
25 Gatewater Road
Charleston, West Virginia 25356-0520

PROXY STATEMENT

Information Concerning the Solicitation

    This statement is furnished in connection with the solicitation of proxies to be used at the Annual Meeting of Shareholders of City Holding Company (the “Company” or “City”) to be held on Wednesday, April 30, 2025.

    The solicitation of proxies in the enclosed form is made on behalf of the Board of Directors of the Company. The cost of preparing, assembling, and mailing the proxy material and of reimbursing brokers, nominees, and fiduciaries for the out-of-pocket and clerical expenses of transmitting copies of the proxy material to the beneficial owners of shares held of record by such persons will be borne by the Company. The Company does not currently intend to solicit proxies other than by use of the mail, but certain officers and regular employees of the Company or its subsidiaries, without additional compensation, may use their best efforts, by telephone or otherwise, to obtain proxies. The proxy materials are being mailed on or about March 28, 2025 to shareholders of record at the close of business on March 17, 2025 (the “Record Date”).

Annual Report

The Company’s Annual Report to Shareholders for the fiscal year ended December 31, 2024 is being furnished with this Proxy Statement to shareholders of record as of the Record Date. The Annual Report to Shareholders does not constitute a part of this Proxy Statement or the proxy solicitation material.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON April 30, 2025

    This Proxy Statement and the 2024 Annual Report and any amendments thereto that are required to be furnished to shareholders are available online at www.ViewMaterial.com/CHCO.

Householding

The Securities and Exchange Commission (“SEC”) has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process is commonly referred to as “householding.”

    The Company has implemented “householding” in an effort to reduce the number of duplicate mailings to the same address. This process benefits both shareholders and the Company because it eliminates unnecessary mailings delivered to your home and helps to reduce the Company’s expenses. “Householding” will not be used, however, if the Company has received contrary instructions from one or more of the shareholders sharing an address. We will continue to “household” indefinitely until you instruct us otherwise. You may notify the Company that you would like to receive separate copies of the Company’s annual report and proxy statement in the future, or that you would like to receive one copy for multiple shareholders sharing an address, by telephoning our transfer agent at 1-800-568-3476, or writing the transfer agent at: Computershare Trust Company N.A., P. O. Box 43078, Providence, RI 02940-3078. If you would like to receive a separate copy of the Company’s 2025 Proxy Statement and 2024 Annual Report, please contact Victoria A. Faw, Corporate Secretary, City Holding Company, P. O. Box 7520, Charleston, WV 25356-0520, or call 1-304-769-1100. Even if your household receives only one annual report and one proxy statement, the Company will continue to send a separate proxy card for each shareholder residing at your address. Please note, however, that if a broker holds shares of the Company on your behalf (that is, in “street name”, e.g., in a brokerage account or retirement plan account), you may continue to receive duplicate mailings.

Attendance at the Annual Meeting

Attendance at the Annual Meeting or any adjournment or postponement thereof will be limited to shareholders of the Company as of the close of business on the Record Date and guests of the Company.

Voting Methods

    The accompanying proxy is for use at the Annual Meeting if a shareholder will either be unable to attend the meeting in person or will be able to attend but wishes to vote by proxy. Shares may be voted by completing the enclosed proxy card and mailing it in the postage-paid envelope provided, voting over the Internet, or using a toll-free telephone number. Shareholders who vote over the Internet may incur costs, such as Internet access charges, for which the shareholder is responsible. The Internet and telephone voting facilities for eligible shareholders of record will close at 12:00 p.m., Eastern Time, on Wednesday, April 30, 2025. Specific instructions to be followed by any shareholder interested in voting via the Internet or telephone are shown on the enclosed proxy card. The Internet and telephone voting procedures are designed to authenticate the shareholder’s identity and to allow shareholders to vote their shares and confirm that their instructions have been properly recorded. In the event a shareholder’s proxy does not reference Internet or telephone information because the shareholder is not the registered owner of the shares, the shareholder should complete and return the paper proxy card in the self-addressed, postage-paid envelope provided.

The proxy may be revoked at any time before the shares subject to it are voted by (i) notifying, in writing, Victoria A. Faw, Corporate Secretary, City Holding Company, P. O. Box 7520, Charleston, WV 25356-0520, (ii) executing a proxy bearing a later date (including a proxy given over the Internet or by telephone), or (iii) voting in person at the Annual Meeting the shares represented by the proxy. (Your attendance at the Annual Meeting will not, by itself, revoke your proxy; you must vote in person at the Annual Meeting.) If your shares are held by a broker on your behalf (that is, in street name), you must contact your broker or nominee to revoke your proxy.

    If you participate in City Holding Company’s 401(k) Plan & Trust and hold shares of Company common stock in your plan account as of the Record Date, you will receive a request for voting instructions from the tabulation agent on behalf of the trustee of the Company’s operating subsidiary City National Bank of West Virginia (“City National Bank”) with respect to your plan shares. If you hold Company common stock outside of the plan, you will vote those shares separately. You are entitled to direct City National Bank how to vote your plan shares.

All shares of the Company’s common stock, par value $2.50 per share (“Common Stock”), represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted in the manner specified therein. The Board of Directors unanimously recommends a vote:

1.	FOR the nominees for Class II directors listed in these materials and on the proxy card;
2.	FOR the ratification, on an advisory basis, of the selection of the Company’s independent registered public accounting firm;
3.	FOR the approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed in these materials;

    In the absence of voting instructions to the contrary, shares represented by validly executed proxies will be voted in accordance with the foregoing recommendations. If any other matters are properly presented for consideration at the Annual Meeting, the persons named as proxies and acting thereunder will have discretion to vote on those matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. At this time, the Company is not aware of any other matters that may come before the Annual Meeting.

Shares Held in Street Name

If you hold your shares in a stock brokerage account or if your shares are held by a bank, broker, trustee or other nominee (that is, in “street name”), please follow the voting instructions provided by your broker, bank, trustee or other nominee. Please note that you may not vote shares held in street name by returning a proxy card directly to City, the tabulation agent or by voting at the virtual Annual Meeting unless you provide a “legal proxy.” Beneficial owners who want to attend and also vote in person at the Annual Meeting will need to obtain a legal proxy, in PDF or Image file format, from the organization that holds their shares giving them the right to vote their shares in person at the Annual Meeting and by presenting it with their online ballot during the meeting.

Outstanding Voting Shares

The Company’s only authorized voting equity security is its Common Stock.

    Only shareholders of record at the close of business on March 17, 2025, the Record Date, are entitled to vote at the Annual Meeting. As of that date, there were issued and outstanding 14,715,305 shares of Common Stock (after deducting an aggregate of 4,346,243 shares held in treasury). Each share is entitled to one vote. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of the Company’s Common Stock entitled to a vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Abstentions will be counted as shares present for purposes of determining the presence of a quorum. A quorum must be present before any business, including the shareholder votes listed above, can be conducted.

    With respect to proposals 1, 2, and 3, the election of directors, the ratification (on an advisory basis) of Crowe LLP as the Company's independent registered public accounting firm, and the approval (on an advisory basis) of the compensation of the named executive officers as discussed in these materials, respectively, the number of votes cast “for” must exceed the number of votes cast “against” the proposal. “Abstain” votes will not affect the outcome of the proposals.

If your shares are held by a broker on your behalf (that is, in “street name”), and you do not instruct the broker as to how to vote those shares on Proposals 1, or 3, the broker may not exercise discretion to vote for or against those proposals. This would be a “broker non-vote” and those shares will not be counted as having been voted on the applicable proposal. With respect to Proposal 2, the broker may exercise its discretion to vote for or against that proposal in the absence of your instruction. Please instruct your bank or broker so your vote can be counted.

Cumulative Voting Rights

    Each shareholder has the right to cumulate his or her votes for the election of directors at the Annual Meeting if a shareholder gives notice to the Company in writing, directed to Victoria A. Faw, Corporate Secretary, City Holding Company, 25 Gatewater Road, Charleston, WV 25313, not less than forty-eight hours before the time set for the Annual Meeting of his or her intent to vote cumulatively in the election of directors. If one shareholder properly gives this notice, all other shareholders are entitled to vote cumulatively in the election of directors without giving further notice. The proxy solicited hereunder authorizes the proxies to cumulate their votes at their discretion if cumulative voting is permitted at the Annual Meeting.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Ownership of Directors and Named Executive Officers

    Information included in this table is based upon the “beneficial ownership” rules issued under the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”). Under these rules, a person is deemed to be a beneficial owner of any shares of our common stock if that person has or shares “voting power,” which includes the power to vote or direct the voting of the shares, or “investment power,” which includes the right to dispose or direct the disposition of the shares. Thus, under the rules, more than one person may be deemed to be a beneficial owner of the same shares. A person is also deemed to be a beneficial owner of any shares as to which that person has the right to acquire beneficial ownership within 60 days.

The table below presents certain information as of March 24, 2025 regarding beneficial ownership of shares of Common Stock by directors, named executive officers listed under “Executive Officers of City Holding Company” and all directors and executive officers as a group.

BENEFICIAL OWNERSHIP
Name of Beneficial Owner	Number of Shares Beneficially Owned(1)	Common Shares Subject to a Right to Acquire (2)	Aggregate Percentage Owned	CHCO Shares Held as Collateral for Loans
	(#)	(#)	(%)	(#)

Directors
Gregory A. Burton	1,947	-	*	-
Charles W. Fairchilds	9,188	-	*	-
William H. File III	27,424	-	*	-
Robert D. Fisher	44,666	-	*	-
Charles R. Hageboeck (3)	56,554		*	-
James A. Hoyer (4)	100	-	*	-
J. Thomas Jones	4,411	-	*	-
C. Dallas Kayser (5)	24,028	-	*	-
James M. Parsons	500	-	*	-
Javier A. Reyes	1,145	-	*	-
James L. Rossi	18,233	-	*	-
Sharon H. Rowe (5)	11,045	-	*	-
Diane W. Strong-Treister	4,645	-	*	-

Named Executive Officers
David L. Bumgarner	14,764	-	*	-
John A. DeRito	32,045	-	*	-
Michael T. Quinlan Jr.	6,543	-	*	-
Jeffrey D. Legge	18,119	512	*	-
Directors and Executive Officers as a group (17 persons)	275,357	512	1.87%	-
    * Less than 1% of the issued and outstanding shares of the class

(1)    Includes shares (a) owned by or with certain relatives; (b) held in various fiduciary capacities; (c) held by certain corporations and other entities; and (d) held in trust under the Company’s 401(k) Plan & Trust.
(2)    Includes options to acquire shares of the Company’s Common Stock that are exerciseable within 60 days of March 24, 2025.
(3)    Mr. Hageboeck serves as President and CEO of the Company and is a named executive officer.
(4)    Mr. Hoyer was appointed to the Board of Directors in July 2024 and is a nominee for election to the Board of Directors as a Class II director.
(5)    Mr. Kayser, and Ms. Rowe are nominees for re-election to the Board of Directors as Class II directors.

Principal Shareholders of the Company
    The following table lists each shareholder of the Company who is the beneficial owner of more than 5% of the Company’s Common Stock, the only class of stock outstanding, as of March 17, 2025.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

BlackRock, Inc. (1) 55 East 52nd Street New York, NY 10055	2,156,838	14.50%
The Vanguard Group, Inc. (2) 100 Vanguard Blvd. Malvern, PA 19355	1,785,222	12.04%

(1)Based upon information contained in the Schedule 13G/A filed by BlackRock, Inc. (“BlackRock”) with the SEC on January 23, 2024, BlackRock beneficially owned 2,156,838 shares of common stock as of December 31, 2023, with sole voting power over 2,129,825 shares, shared voting power over no shares, sole dispositive power over 2,156,838 shares and shared dispositive power over no shares.
(2)Based upon information contained in the Schedule 13G/A filed by The Vanguard Group, Inc. (“Vanguard”) with the SEC on February 13, 2024, Vanguard beneficially owned 1,785,222 shares of common stock as of December 31, 2023, with sole voting power over no shares, shared voting power over 14,406 shares, sole dispositive power over 1,754,230 shares and shared dispositive power over 30,992 shares.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Securities Exchange Act requires the Company’s officers, directors and persons who own more than 10% of a registered class of the Company’s equity securities to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. Such officers, directors and 10% or more shareholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

    Based solely upon our review of copies of such reports furnished to the Company through the date hereof, or written representations that no reports were required, the Company believes that during the fiscal year ended December 31, 2024, all filing requirements applicable to its executive officers and directors were met.

GOVERNANCE AND NOMINATING COMMITTEE REPORT

The Governance and Nominating Committee of the Board of Directors (the “Governance Committee”) is comprised of five directors and operates under a written charter adopted by the Board of Directors. All five of the directors, including the chair of the Governance Committee, are independent in accordance with Nasdaq rules. The Governance Committee is charged with the responsibilities of: (i) identifying individuals qualified to become Board members; (ii) selecting or recommending that the Board select the director nominees for the next annual meeting of shareholders; and (iii) overseeing corporate governance matters for the Company.

Director candidates are nominated by the Governance Committee. The Governance Committee will consider director candidates recommended by shareholders (see “Shareholder Proposals and Nominations”), other members of the Board, officers and employees of the Company and other sources that the Governance Committee deems appropriate. The Governance Committee’s written charter directs the Governance Committee to evaluate the candidates based upon the totality of the merits of each candidate and not based upon minimum qualifications or attributes. In considering individual nominees, the Governance Committee takes into account the qualifications of other Board members to ensure that a broad variety of skill sets and experience beneficial to the Company and its business are represented on the Board of Directors. The Company believes that all directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the shareholders. Further, the backgrounds and qualifications of directors, as a group, should provide a mix of experience, knowledge, and abilities that will allow the Board to fulfill its responsibilities. The Governance Committee evaluates all director candidates in the same manner regardless of the source of the recommendation.

In the context of nominating directors, the Company has no written policy regarding how diversity should be considered in the director nomination process. The Governance Committee seeks to ensure that there is diversity of thought among the directors as the Committee believes that diversity of thought results in a more comprehensive analysis of each issue and informs better decision-making which will ultimately result in greater shareholder value. Diversity of thought may stem from many factors, including personal and professional experience, socio-economic background, age, gender, race, education, religion, nationality, skill set, geographic representation, and involvement in community, business, and civic affairs. The Governance Committee does not assign a specific weight to any factor and recognizes that no particular factor is necessarily applicable to all prospective nominees. The Board’s Governance Committee believes that its existing Board is, in fact, well diversified in terms of knowledge, experience, skills, and other characteristics, and that varying perspectives are presented on key issues.

The Governance Committee is empowered to retain outside advisors to assist in the performance of its functions with the sole authority to agree to fees and other terms of engagement. The Governance Committee did not hire any outside advisors to assist them with respect to the selection of candidates for director nominations in 2025, and has not hired one for evaluation of the current slate of directors nominated in these materials.

The Governance Committee has nominated C. Dallas Kayser and Sharon H. Rowe for election as Class II directors, to serve three-year terms expiring at the 2028 Annual Meeting. In addition, the Governance Committee recommended, and the Board of Directors approved, James A. Hoyer to stand for election as a Class II nominee at the 2025 Annual Meeting to serve for a three-year term expiring at the 2028 Annual Meeting. Mr. Hoyer was appointed to the Board of Directors in July of 2024.

Respectfully submitted,

Robert D. Fisher, Chairman
William H. File III
J. Thomas Jones
Sharon H. Rowe
Diane W. Strong-Treister
February 26, 2025

ELECTION OF DIRECTORS
(Proposal 1)

    The Company’s Board of Directors currently consists of thirteen (13) members. Messrs. Fairchilds and File, Class II directors, will not stand for election, as each has reached the mandatory retirement age of 75 and will retire as a director effective as of the date of the 2025 Annual Meeting. Mr. Hylton, also a Class II director who reached the mandatory retirement age of 75 and would not have stood for election, passed away in January 2025. The Board intends to fill the vacancies in due course after allowing the Governance and Nominating Committee to complete its standard process.

In accordance with the Company’s Amended and Restated Bylaws, the Board of Directors is classified into three classes as nearly equal in number as the then total number of directors constituting the whole Board permits. Each class is elected to separate three-year terms with each term expiring in different years. At each annual meeting, the directors and nominees constituting one class are elected for a three-year term. The term of Class II directors expires at the 2025 Annual Meeting. There are three nominees for election as Class II directors to serve for terms of three years expiring at the Annual Meeting in 2028. Two of the nominees, Mr. Kayser and Ms. Rowe, currently serve as directors of the Company and will stand for re-election as Class II directors. The third nominee, Mr. Hoyer, was appointed as a director by the Board of Directors in July 2024, to fill a vacant seat and has been recommended and approved by the Board of Directors to stand for election as a Class II director. The Company’s Amended and Restated Bylaws require any director appointed by the Board to stand for election by the shareholders at the annual meeting next following his appointment.

    Each director elected will continue in office until a successor has been elected. If any nominee is unable to serve, which the Board of Directors has no reason to expect, the persons named on the accompanying proxy card intend to vote for the balance of those named and, if they deem it advisable, for a substitute nominee. The names of the nominees for directors submitted by the Governance Committee and the names of the directors of the Company whose terms of office will continue after the Annual Meeting are listed below. Director ages are shown as of the Annual Meeting date, April 30, 2025.

The Board of Directors recommends that shareholders vote “FOR” all of the Class II nominees shown below.

CLASS II DIRECTORS (Nominees for a term to expire in 2028)

James A. Hoyer, 63, was appointed to the Board of Directors in July 2024. Major General (retired) Hoyer received his undergraduate degree from the University of Charleston. He has a master’s degree in Management and Public Administration from the West Virginia Graduate College, a master’s in Strategic Studies from the U.S. Army War College and a Certificate in Identity Management from the Naval Post Graduate School. Mr. Hoyer served as The Adjutant General for the State of West Virginia from 2011 until 2021 and led the state’s Joint Interagency Task Force and response to multiple emergencies and major security events, including the 2016 thousand-year flood and the COVID pandemic. Following his retirement as Adjutant General, Mr. Hoyer is serving as Vice President for Economic Innovation for West Virginia University and as a Senior Advisor for the Civil Military Innovation Institute. Mr. Hoyer owns, directly or indirectly, 100 shares of the Company's Common Stock.

C. Dallas Kayser, 73, has served as a director since 1995. Since January 1, 2016, he has served as the non-executive Chairman of the Board of City Holding Company. Mr. Kayser received his Bachelor’s degree (economics) from Marshall University and his Doctor of Jurisprudence from the West Virginia University College of Law. In December 2020, he retired as the senior partner of Kayser Layne & Clark, PLLC. He had been in the private practice of law since 1976. He is the Treasurer of Deerfield Development Company and currently serves as a director and the Secretary of Rivers Health, a subsidiary of the Marshall Health Network, and on its finance and executive committees. In addition, Mr. Kayser formerly served as a Governor on the Board of Governors of the West Virginia State Bar and has served as the Chairman of the Board of Trustees of the United Methodist Foundation of West Virginia, Inc. and served on its Executive, Compensation, Audit and Investment Committees. Mr. Kayser is a charter member of the Mason County Community Foundation. Mr. Kayser owns, directly or indirectly, 24,028 shares of the Company's Common Stock.

Sharon H. Rowe, 73, has served as a director since 2001. Ms. Rowe attended West Virginia University. In February 2013, Ms. Rowe formed a limited liability company, SHR Consulting, LLC, which provides public relations, marketing and events planning services. She retired as Vice President of Communications of The Greenbrier Resort and Club Management Company in 2005 after 27 years with the company and subsequently served as a senior consultant to two marketing communications firms until forming SHR Consulting, LLC. Ms. Rowe joined the Boards of Greenbrier Valley National Bank and Horizon Bancorp, Inc. in 1996, the Board of City National Bank of West Virginia in 1999 and, subsequently, in 2001, the City Holding Company Board of Directors. A recognized leader in West Virginia’s tourism industry, she is the past Chair and member of the Board of Directors of the West Virginia Hospitality and Travel Association. Ms. Rowe serves as a director on numerous boards in West Virginia including the advisory board of the Clay Center for the Arts and Sciences, the Leadership Council of the WVU Cancer Institute, the Greenbrier County Convention

and Visitors Bureau, and HospiceCare. She is the current President and a member of the board of directors of United Way of the Greenbrier Valley and is the current Chair and a member of the board of directors of Carnegie Hall WV. Ms. Rowe owns, directly or indirectly, 11,045 shares of the Company's Common Stock.

CLASS III DIRECTORS (Directors whose terms expire in 2026)

Robert D. Fisher, 72, has served as a director since 1994. Mr. Fisher received a Bachelor’s degree (finance) from West Virginia University and a Doctor of Jurisprudence degree (law) from West Virginia University College of Law. He is a practicing attorney and was the former managing member of Adams, Fisher & Chappell, PLLC in Ripley, WV, through December 31, 2024. Effective January 1, 2025, he serves “Of Counsel” to the law firm of Ranson Law Group, PLLC, in Ripley, WV. He is active and well known in the legal community in West Virginia, having served as President of the West Virginia State Bar from 2006 to 2007. Mr. Fisher joined the Board of Bank of Ripley in 1987 and, subsequent to its merger with City Holding Company, the City Holding Company Board in 1994. He lives in Jackson County, WV and is very active in community affairs, providing him with a deep knowledge of the community and its leaders. He currently serves as Chairman of the Board of Jackson General Hospital and is the Immediate Past President of the West Virginia Bar Association and serves on its Executive Council. In 2017, Mr. Fisher was awarded the prestigious North Star Award from the Boy Scouts of America in recognition of his significant contributions to scouting. In addition, in 2019, Mr. Fisher was recognized as a Fellow of the American Bar Foundation, a distinction limited to one percent of lawyers licensed to practice in each jurisdiction, and, in 2021, was the recipient of West Virginia Executive’s “Lawyers and Leaders” Award. Mr. Fisher owns, directly or indirectly, 44,449 shares of the Company's Common Stock.

Charles R. Hageboeck, 62, has served as a director since 2005 and serves as City’s Chief Executive Officer and President. Mr. Hageboeck received a Ph.D. in Economics from Indiana University in 1991. He has spent most of his career in banking. Mr. Hageboeck was formerly with Indiana National Bank, NBD Bank, N.A., and Peoples Bank of Indianapolis. Mr. Hageboeck is a past Chairman of the West Virginia Banker’s Association and currently serves on the Boards of the West Virginia Chamber of Commerce and the Buckskin Council of the Boy Scouts. In 2018, Mr. Hageboeck was named as “Community Banker of the Year” by American Banker. Mr. Hageboeck was elected to City’s Board upon becoming CEO in 2005 and is the only management director on the Board. Mr. Hageboeck owns, directly or indirectly, 49,069 shares of the Company's Common Stock.

James M. Parsons, 68, was appointed to the Board of Directors in January 2024. Mr. Parsons attended West Virginia University and earned his bachelor’s degree in Business Administration and accounting. From August 2005 to December 31, 2023 he served as the Chief Financial Officer of Ball Homes, LLC, a residential development company, headquartered in Lexington, Kentucky with operations in Kentucky and Tennessee. Following his retirement from Ball Homes, LLC in December 2023, Mr. Parsons is serving as a co-trustee of a private family trust formed to manage a portfolio of rental real estate properties. Mr. Parsons was a former director and chair of the Audit Committee of Limestone Bancorp, Inc. (formerly NASDAQ: LMST) and Limestone Bank from April 2015 until September 2023, when it was acquired. He is a certified public accountant and a former member of both the Kentucky and American Institutes of CPA's. The Governance Committee of the Board nominated Mr. Parsons based on his background in finance, real estate development and accounting which will strengthen the Board’s depth of expertise in all three areas. Mr. Parsons owns, directly or indirectly, 500 shares of the Company's Common Stock.

Javier A. Reyes, 50, has served as a director since August 2021. Mr. Reyes earned his bachelor’s degree in economics from the Instituto Tecnológico y de Estudios Superiores de Monterrey and his doctorate in economics from Texas A&M University. On July 1, 2023, following his selection by the board of trustees, Mr. Reyes became the Chancellor of the University of Massachusetts Amherst. From August 2021 until June 2023, Mr. Reyes was employed by the University of Illinois Chicago, serving first as Provost and Vice Chancellor for Academic Affairs and then, beginning in July 2022, as interim Chancellor. From 2016 through July 2021, Mr. Reyes served as the Milan Puskar Dean of the John Chambers College of Business and Economics at West Virginia University. While at West Virginia University, he served as Vice President for Start-up West Virginia from November 2018 until July 2021. Mr. Reyes has experience in investment banking and has been a visiting scholar at several international institutions. He has served as grant reviewer for the National Science Foundation and as an invited academic scholar for the International Monetary Fund and the European Bank for Reconstruction and Development. He is a an Ex-Officio trustee for the Field Museum in Chicago and has also served on the national board of directors for the Association for Latino Professionals for America (ALPFA) and the national board of directors for the University Professional and Continuing Education Association. Mr. Reyes currently serves on the board of Miller Industries, Inc. (NYSE: MLR), the World's Largest Manufacturer of Towing and Recovery Equipment®. Mr. Reyes owns, directly or indirectly, 1,145 shares of the Company's Common Stock.

CLASS I DIRECTORS (Directors whose terms expire in 2027)

Gregory A. Burton, 65, has served as a director since July 2021. Mr. Burton helped start BrickStreet Mutual Insurance, “BrickStreet”, in 2006 and served as its Chief Executive Officer until 2017. In April 2017, BrickStreet merged with Motorists Mutual (Ohio) to form what is now Encova Mutual Insurance Group, “Encova”. Mr. Burton retired as the Executive Chairman of the combined entity on December 31, 2021 and served on the Board of Encova in a non-executive capacity until September of 2022 when he retired from the Board. The Governance Committee nominated Mr. Burton based upon his work experience in city and state government, as well as the banking, financial and insurance industries. He currently serves on the boards of the University of Charleston (Vitality and Executive Committees), and the JF Allen Company Board of Directors, which is a privately-held company. Mr. Burton owns, directly or indirectly, 1,947 shares of the Company's Common Stock.

J. Thomas Jones, 75, has served as a director since 2013. Mr. Jones was the Chief Executive Officer of West Virginia United Health System located in Fairmont, WV, from 2003 until January 2014. Following his retirement, he served as the Consultant to the CEO of West Virginia United Health System until 2015. During his tenure at United Health System, he oversaw its expansion from two hospitals—Ruby Memorial in Morgantown and United Hospital Center in Clarksburg—to include hospitals in Martinsburg, Ranson and Parkersburg and become the largest health system in the state, employing over 10,000 people on six campuses. Mr. Jones was appointed to The Board of Governors of West Virginia University in 2014 and served as its Chair until July 2022. He has also been active in the state’s business community, and was inducted in 2012 into the West Virginia Business Hall of Fame. He has been chair of the Board of Directors of the West Virginia Chamber of Commerce, and has served on the boards of the American Hospital Association, the West Virginia Higher Education Policy Commission, Arch Coal, Premier Inc. and many other local, state, and national groups. In 2008, WV Executive magazine named Mr. Jones one of the 50 Most Influential Leaders in West Virginia. He was also recognized as an Outstanding Alumnae of the West Virginia University College of Business and Economics. The Governance Committee nominated Mr. Jones based upon his business experience running a large, complex organization as well as his extensive knowledge of the Morgantown and central WV markets. Mr. Jones owns, directly or indirectly, 4,411 shares of the Company's Common Stock.

James L. Rossi, 70, has served as a director since 2001. Mr. Rossi, a licensed CPA, received his Bachelor’s degree from West Virginia University. Mr. Rossi maintained his own public accounting firm, James Rossi, CPA from September 1978 to July 2008. From July 2008 until his retirement in May 2013, Mr. Rossi was the Chief Financial Officer of Valtronics, Inc. (which manufactures products for commercial and industrial clients). Mr. Rossi is also a member of Flesher, LLC, a limited liability real estate leasing and development company. Mr. Rossi also serves on the Board of Directors of Fruth Pharmacy, a privately-held company, which operates retail pharmacies in WV, KY and OH and employs over 600 people, and as the President of the board of the Mason County Development Authority. The Governance Committee considers Mr. Rossi’s accounting background, and status as an accounting expert, a key reason why he has been nominated to City’s Board of Directors. Additionally, Mr. Rossi joined the Board of Directors of The Peoples National Bank (formerly known as The Peoples Bank of Point Pleasant) in 1997, the Board of Directors of City National Bank in 1999 and the City Holding Company Board of Directors in 2001. The Governance Committee nominated Mr. Rossi based on his long experience on bank boards, his deep roots in Mason County, WV, and his knowledge regarding that local economy and its leaders. Mr. Rossi owns, directly or indirectly, 18,233 shares of the Company's Common Stock.

Diane W. Strong-Treister, 68, has served as a director since 2018. Ms. Strong-Treister attended Rio Grande College and West Virginia State College. She has worked with Manpower, an employment/staffing company, since January 1987 and has been the President and franchise owner since 1997. Ms. Strong-Treister is active in community affairs and serves on the Executive Board of the Workforce Investment Board for the State of West Virginia, Buckskin Scout Council Executive Board, the Charleston Roundtable Committee of the Federal Reserve Bank of Richmond, member of the Association of Manpower Franchise Owners (AMFO) for North America (prior Chair), the board of directors of the Charleston Alliance, Vice Chair of the Charleston Chamber, board of directors for the West Virginia Manufacturer’s Education Fund (Explore Program), membership Chair for Mountain State Young Presidents' Organization Gold, member of the West Virginia Roundtable and is on the board of visitors for West Virginia State University. Ms. Strong-Treister is a registered and certified Women Business Enterprise National Council (WBENC) member. She was inducted into the West Virginia University Business School Hall of Fame in 2024, was the YMCA 2024 Spirit of the Valley honoree, was honored as a member of West Virginia Executive’s Sharp Shooters Class of 2020, and was a 2014 honoree of the YWCA Women of Achievement. The Governance Committee of the Board nominated Ms. Strong-Treister based on her experience operating a successful business with multiple offices located throughout the states of West Virginia and Kentucky and as a major employer for businesses within the administrative, industrial, professional and healthcare divisions. Ms. Strong-Treister owns, directly or indirectly, 4,645 shares of the Company's Common Stock.

ADDITIONAL INFORMATION CONCERNING THE BOARD OF DIRECTORS

Board of Directors

    The Company is managed under the direction of the Board of Directors, which has adopted Codes of Business Conduct and Ethics and charters for the Governance and Nominating Committee, Compensation Committee and the Audit Committee that set forth certain corporate governance practices. These documents are available on the Company’s Internet website at http://www.bankatcity.com under the Investors link and accessed from the Investor menu by choosing, "Governance" and the subcategory, "Corporate Governance".

Board Leadership Structure and Oversight of Risk

The Company’s CEO does not serve as the Chairman of the Board. During 2024, the Chairman of the Board was C. Dallas Kayser, who presides at all meetings of the Board and meetings of the independent directors.  The decision to separate the roles of CEO and Chairman reflects internal control considerations and allows the Chairman to maintain an independent role in the oversight of management. The Chairman of the Board also chairs the Executive Committee, which is comprised of the chairmen of the other standing committees and the Company’s CEO. The Board’s involvement in risk management includes: monthly reports and presentations by the Company’s Chief Credit Officer on credit trends, past-due loans, non-accruing loans, and classified loans; monthly reports and presentations by the Company’s Executive Vice President (“EVP”) of Commercial Banking on lending activity within the prior month; reports on Information Security presented by the Company’s Chief Information Officer and the Information Security Officer monthly and in greater depth at least annually; monthly reports on liquidity and transactions within the Company’s investment portfolio; monthly reports on capital; quarterly reports on interest rate risk and enterprise risk management; oversight of the internal audit function, regulatory compliance and loan review by the Audit Committee; annual reports to the Board of Directors from the Company’s primary regulators; oversight of significant legal risks presented by the Company’s Senior Vice President & General Counsel; oversight of governance issues by the Governance Committee; and through other reports from management on additional areas of risk as they are identified or requested.

City also has an internal risk committee chaired by its Chief Financial Officer. City’s internal risk committee is comprised of members of management from various line units. The committee typically meets six to eight times a year, or more frequently if needed, to discuss current events and to receive reports from management members noting how City is in compliance with its risk profile. During 2024, the Board of Directors appointed the Audit Chair, or his designee, to attend each of the internal risk committee meetings to represent the Board and to provide feedback to management. In addition, the Board receives a copy of each of the minutes of internal risk committee meetings on, at least, a quarterly basis for their review.

Security Standards and Security Risk Insurance

The Company conducts various independent tests on an annual basis to assess internal controls for information technology. This testing, performed by a third party, includes internal and external penetration testing, internal controls tests, and social engineering tests. These tests help us to gauge our compliance with information security standards and regulatory requirements. The Company also performs various internal self-assessments for information security risks, cybersecurity risks, and technology risks.

Additionally, all employees are required to take annual information security training via our online training program. Our information security team proactively and regularly provides simulated phish testing with training, and employees are educated via Security eAlerts and other communications sent periodically throughout the year as well as more regular formalized training for various groups and committees.

The Company also maintains insurance coverage for claims arising from unauthorized access to data, failure to provide notification of a data breach where required by law, failure to destroy confidential information, failure to comply with a privacy policy, wrongful collection of private or confidential information, failure to prevent a security breach that results in the inability of authorized users to gain system access, the participation in a distributed denial of service attack, or the transmission of malware.

Environmental Social and Governance (ESG)

The Company believes that earning the trust of customers, shareholders, and other stakeholders is a foundation of the Company’s success. Inherent in the trust and confidence our various stakeholders place in the Company is a requirement that the Company’s Board of Directors and management team be cognizant of the Company’s role as a corporate citizen, and the need for the Company to play that role responsibly. That is why the Board and management work to integrate environmental, social, and governance (“ESG”) considerations into the Company’s business.

The Company views ESG, especially the environmental and social aspects of ESG, to be local in nature, and therefore we focus our corporate citizenship efforts primarily in the communities we serve. Some of these local efforts include:

•Encouraging and supporting employees in local volunteer efforts;
•Providing start up and growth capital through loans to local innovators and entrepreneurs;
•Promoting affordable housing projects;
•Investing in economic and community development projects;
•Supporting chambers of commerce, business accelerators and other organizations, including those focused on minority and women-owned businesses;
•Donating to aid organizations that support those in need across our footprint; and
•Utilizing sustainable elements and processes when remodeling/renovating branch locations and other offices.

In the coming year, the Company expects to reaffirm its role as a responsible corporate citizen by continuing to incorporate ESG considerations in various aspects of its business.

Management Succession Planning and Development

Succession planning and talent development are important at all levels within our organization. The Board oversees management’s succession plan for key positions at the senior officer level, and most importantly for the Chief Executive Officer position. The Board annually reviews succession plans for senior management and the CEO, including both a long-term succession plan and an emergency succession plan. The Board’s succession planning activities are ongoing and strategic, and may be supported by independent third-party consultants. In addition, the CEO annually provides his assessment to the Board of senior leaders and their potential to succeed at key senior management positions.

Independence of Directors

Nasdaq rules require that a majority of the directors of Nasdaq-listed companies be “independent.” An “independent director” generally means a person other than an officer or employee of the listed company or its subsidiaries, or any other individual having a relationship, which, in the opinion of the listed company’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Certain categories of persons are deemed not to be independent under the Nasdaq rules, such as persons employed by the listed company within the last three years, and persons who have received (or whose immediate family members have received) payments exceeding a specified amount from the listed company within the last three years, excluding payments that are not of a disqualifying nature (such as compensation for board service, payments arising solely from investments in the listed company’s securities, and benefits under a tax-qualified retirement plan). Nasdaq rules impose somewhat more stringent independence requirements on persons who serve as members of the audit committee and the compensation committee of a listed company.

On an annual basis, the independent directors of the Board of Directors evaluates and assesses directors’ independence. In doing so, they evaluate, among other factors, any transactions, relationships, and arrangements that could prohibit a finding of director independence, or that could impair the independence of the director. Of the thirteen persons serving on our Board of Directors as of the date of this Proxy, we believe twelve are independent. We believe that Messrs. Burton, Fairchilds, File, Fisher, Hoyer, Jones, Kayser, Parsons, Reyes, Rossi and Mmes. Rowe and Strong-Treister are “independent” for purposes of Nasdaq rules. Mr. Hageboeck is not considered independent because he is an officer of City Holding Company.

The Board of Directors has determined that no current member of the Governance, Audit or Compensation Committees has any material relationship with the Company (either directly or indirectly as a partner, shareholder, or officer of an organization that has a relationship with the Company), and that all members of these committees meet the criteria for independence under the Nasdaq listing standards as of the date of this Proxy.

Meetings of Independent Directors

    Independent members of the Board of Directors generally meet in executive sessions without management either immediately preceding or immediately following every regularly scheduled Board meeting. Other sessions may be called by the Chairman in his or her own discretion or at the request of the independent members of the Board. The independent directors met nine times in 2024. Mr. Kayser, the independent Chairman, led both the regular meetings of the Company’s directors as well as the executive sessions of independent directors during 2024.

Shareholders and other interested persons may contact the Chairman of the Board or the independent members of the Board of Directors as a group through the method described in “Communications with the Board of Directors” below.

Attendance at Annual Meeting

    Although there is no formal written policy, the Company expects all directors to attend the Annual Meeting of Shareholders each year and historically more than a majority have done so. All directors attended the most recent Annual Meeting of Shareholders held on April 24, 2024.

Communications with the Board of Directors

    The Board of Directors has unanimously approved a process for shareholders to send communications to the Board of Directors and individual directors. Shareholders and other interested persons may communicate with the full Board of Directors, a specified committee of the Board, the independent directors or a specified individual member of the Board in writing by mail c/o City Holding Company, 25 Gatewater Road, P. O. Box 7520, Charleston, WV 25356-0520, Attention: Victoria A. Faw, Corporate Secretary. All communications will be forwarded to the Board of Directors, the specified committee of the Board or the specified individual director, as appropriate. The Company screens all mail for security purposes.

Availability of Codes of Business Conduct and Ethics and Committee Charters

    In December 2009, the Company adopted a Code of Business Conduct and Ethics which applies to all employees (including its chief executive officer and chief financial officer). Members of the Board of Directors are governed by a separate Code of Business Conduct and Ethics approved in January 2004. All members of the Board of Directors attest annually to their continued compliance with the Code of Business Conduct and Ethics. Both of the Codes of Business Conduct and Ethics and the charters of the Audit Committee, Compensation Committee, and Governance and Nominating Committee are available on the Company’s Internet website at http://www.bankatcity.com under the Investors link and accessed from the Investor menu by choosing, "Governance" and the subcategory, "Corporate Governance". The Company intends to disclose any changes in or waivers from its Codes of Business Conduct and Ethics by posting such information on its website or by filing a Form 8-K.

Policies and Practices Related to the Grant of Certain Equity Awards

The Company does not currently grant new awards of stock options, stock appreciation rights or similar option-like instruments (“Options”). Accordingly, the Company has no specific policy or practice on the timing of awards of Options in relation to the disclosure of material nonpublic information by the Company. In the event the Company determines to grant new awards of Options, the Board of Directors will evaluate the appropriate steps to take in relation to the foregoing.

Insider Trading Policy

The Company has adopted insider trading policies and procedures governing the purchase, sale, and/or dispositions of City Holdings’ securities by directors, officers and employees, or the registrant itself, that are reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards. A copy of the policy is filed as an Exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

Committees of the Board of Directors and Meeting Attendance

    The full Board of Directors met, either in person, by videoconference, or by teleconference, ten times during the fiscal year ended December 31, 2024. All of the members of the Board of Directors of the Company, except Mr. Hylton, attended at least 75% of both the aggregate meetings of the Board of Directors and all committees on which such director served during 2024. Mr. Hylton missed committee meetings and meetings of the Board of Directors due to prolonged medical issues. He subsequently passed away in January 2025.

Membership on Certain Board Committees

    The Board of Directors of City Holding Company has established an Audit Committee, Executive Committee, Nominating and Governance Committee, Compensation Committee, and Trust Committee. Committee members are appointed annually after the Annual Meeting of Shareholders. Current member composition of these committees and the independence of each director as of the date of this proxy statement is as follows:

Director	Executive Committee	Audit Committee	Governance and Nominating Committee	Compensation Committee	Trust Committee	Independent (1)

Gregory A. Burton				X	X	Yes
Charles W. Fairchilds				X		Yes
William H. File III	X		X	Chairman	Chairman	Yes
Robert D. Fisher	X	X	Chairman			Yes
Charles R. Hageboeck	X					No
James A. Hoyer (2)						Yes
J. Thomas Jones			X	X		Yes
C. Dallas Kayser	Chairman					Yes
James M. Parsons (3)		X				Yes
Javier A. Reyes				X		Yes
James L. Rossi (4)	X	Chairman				Yes
Sharon H. Rowe		X	X			Yes
Diane W. Strong-Treister		X	X			Yes

Number of Meetings Held in 2024	0	7	4	2	2	9

(1)    Director meets the independence requirements as defined in the listing standards of Nasdaq and SEC regulations.
(2)    Mr. Hoyer was appointed to the Board of Directors in July 2024. He has not been appointed to any committees of the Board of Directors.
(3)    Mr. Parsons was appointed to the Board of Directors and the Audit Committee in January 2024. He is considered to be an “audit committee financial expert”.
(4)    Mr. Rossi, in addition to being the Audit Committee chairman, is considered to be an “audit committee financial expert”.

Executive Committee

For the fiscal year ended December 31, 2024, the Executive Committee consisted of Messrs. Kayser (Chairman), File, Fisher, Hageboeck, and Rossi. Subject to limitations imposed by the West Virginia Business Corporation Act, the Executive Committee has the power to act between meetings of the Board on virtually all matters that the Board could act upon, but generally as a matter of practice reserves its function for special or emergency purposes. The Executive Committee did not meet during the fiscal year ended December 31, 2024.

Compensation Committee

During 2024, the Compensation Committee was comprised of Messrs. File (Chairman), Burton, Fairchilds, Jones, and Reyes. The Board of Directors has determined that each of the current members of the Compensation Committee, including the chairman of the committee, is “independent” within the meaning of the general independence standards of the listing standards of Nasdaq. For a description of the function of the Compensation Committee, see the “Board Compensation Committee Report on Executive Compensation”. The Compensation Committee met two times during the fiscal year ended December 31, 2024.

Audit Committee

In 2024, the Audit Committee included Messrs. Rossi (Chairman), Fisher, Hylton, Parsons, and Mmes. Rowe and Strong-Treister, none of whom is employed by the Company. The Board of Directors determined that each of the members of the Audit Committee is

“independent” within the meaning of the enhanced independence standards for audit committee members in the Securities Exchange Act and rules thereunder, and as incorporated into Nasdaq listing standards during 2024.

The Board of Directors also determined that both James L. Rossi, Chairman of the Audit Committee, and James M. Parsons are “audit committee financial experts” within the meaning of the rules promulgated by the SEC pursuant to the Sarbanes-Oxley Act of 2002 and is “independent” within the meaning of the enhanced independence standards for audit committee members in the Nasdaq listing standards.

The Audit Committee held seven meetings during fiscal year 2024. The Audit Committee selects the Company’s independent registered public accounting firm (subject to advisory shareholder ratification), considers the scope of the audit, reviews the activities and recommendations made by the Company’s internal auditors, and considers comments made by the independent registered public accounting firm with respect to the Company’s internal control structure.

Governance and Nominating Committee

During 2024, the Governance and Nominating Committee (“Governance Committee”) consisted of Messrs. Fisher (Chairman), File, Jones, and Mmes. Rowe and Strong-Treister. The Board of Directors has determined that each of the current members of the Governance Committee is “independent” within the meaning of the general independence standards of the listing standards of Nasdaq. For a description of the function of the Governance Committee, see the “Governance and Nominating Committee Report”. The Governance Committee met four times during fiscal year 2024.

Director Candidate Recommendations and Nominations by Shareholders. The Governance Committee Charter provides that the Governance Committee will consider director candidate recommendations by shareholders. Any shareholder entitled to vote for the election of directors may (1) recommend candidates for election to the Board of Directors or (2) nominate persons for election to the Board of Directors if such shareholder complies with the procedures set forth in the Company’s Amended and Restated Bylaws, which are summarized in “Shareholder Proposals and Nominations”.

Governance and Nominating Committee Process for Identifying and Evaluating Director Candidates. For a description of the Governance Committee’s process for identifying and evaluating candidates for election to the Board of Directors, see the “Governance and Nominating Committee Report”. The Governance Committee did not receive any recommendations from shareholders in connection with the 2025 Annual Meeting.

Trust Committee

During 2024, Board representatives on the Trust Committee consisted of Messrs. File (Chairman), Burton, and Hylton. The Trust Committee met two times during fiscal year 2024. The Trust Committee exercises general oversight of the trust activities of the Company’s lead subsidiary, City National Bank.

Compensation of Directors

    For 2024, non-employee directors of the Company received fees as follows:

Meeting Fees	2024
Each meeting of Board of Directors attended	$1,200
Each Board Committee meeting attended	$750
Per diem educational fee	$1,200
Annual Cash Retainer (1)	$33,500
Annual Equity Retainer (2)	$32,000
Board Chairman	$55,000
Committee chairs:
Audit Committee	$10,000
Compensation Committee	$5,000
Governance and Nominating Committee	$5,000

(1)    Annual cash retainer fees are paid to directors quarterly.

(2)    The annual equity retainer is paid in the form of a director stock award to all non-employee directors of the Company as of December 31st (pro-rated based on the number of months service).

Expenses associated with attending meetings, such as travel costs and meals, are considered integrally and directly related to the performance of their duties as directors, are not considered to be personal benefits or perquisites and are not separately disclosed. For further discussion as to compensation philosophy, please see the “Compensation Discussion and Analysis“.

    On February 28, 2024, the Board awarded the equivalent of $32,000 of Company Common Stock, or 321 shares, to each non-employee director of the Company as of the date of grant and pro-rated based upon their months of service during the prior year. The market price of Company Common Stock on the date of grant, February 28, 2024, was $99.52 per share.

    Bank of Raleigh Directors Deferred Compensation Plan

    Between 1987 and 1998, ten directors of the former Bank of Raleigh deferred all or part of their director fees in exchange for compensation that was deferred until their 70th birthdays. The Bank of Raleigh was part of Horizon Bancorp, Inc., which merged with the Company on December 31, 1998. The shareholders of both corporations ratified that merger and the benefits due under the Bank of Raleigh Directors Deferred Compensation Plan when they approved the merger in 1998. Directors File and Hylton were directors of the former Bank of Raleigh, and are covered by the plan. Under the terms of the plan, directors were given the opportunity to defer all or a portion of their directors’ fees for their service to the Bank of Raleigh beginning in 1987 through 1998. As a result of such deferrals, these directors (or their survivors) are entitled to payments for a period of 15 years upon reaching retirement age, as defined by the plan, or death. The methodology for calculating future benefits for these directors was established at the time that the deferrals were made, and is unaffected by their current service on the Board of the Company. The Company accrued the present value of these obligations on its Consolidated Balance Sheet. Their deferred benefits under the plan are as follows:

	Monthly Pension Benefit	Pension Start Date	Present Value of Benefit @ 12/31/24	Expense Recognized In 2024 In Regard to Benefits

William H. File III	$6,631	7/1/2017	$482,049	$30,146
Tracy W. Hylton II	$4,790	9/1/2018	$389,631	$24,182

Board Diversity

In August 2021, the SEC approved a Nasdaq Stock Market proposal to adopt new listing rules relating to board diversity and disclosure (the "Diversity Rules"). As approved by the SEC, the new Diversity Rules required all Nasdaq listed companies to disclose consistent, transparent diversity statistics regarding their boards of directors. The Rules, as amended in December 2022, also required most Nasdaq listed companies to have, or explain why they do not have, at least one diverse director, by December 31, 2023 and two diverse directors by December 31, 2025. These diverse directors must include one who self-identifies in one or more of the following categories: Female, Underrepresented Minority or LGBTQ+.

On December 11, 2024, the United States Court of Appeals for the Fifth Circuit vacated the approval of the Diversity Rules. Although the Company is no longer required to comply with the Diversity Rules, we have chosen to voluntarily disclose our Board diversity data. The Board Diversity Matrix below presents the Board’s diversity statistics in the format previously prescribed by the Diversity Rules.

BOARD DIVERSITY MATRIX (As of March 17, 2025)
	Female	Male	Non-Binary	Did not Disclose Gender
Total Number of Directors	13
Part I: Gender Identity
Directors	2	11	0	0
Part II: Demographic Background
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	1	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	2	9	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	1

2024 DIRECTOR COMPENSATION

2024 DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	Total ($)

Gregory A. Burton	48,500	31,946	-	80,446
Charles W. Fairchilds	47,000	31,946	-	78,946
William H. File III	56,500	31,946	30,146	118,592
Robert D. Fisher	58,750	31,946	-	90,696
Charles R. Hageboeck (1)	-	-	-	-
James A. Hoyer (2)	22,750	-	-	22,750
Tracy W. Hylton II	39,800	31,946	24,182	95,928
J. Thomas Jones	50,000	31,946	-	81,946
C. Dallas Kayser	100,500	31,946	-	132,446
James M. Parsons (3)	48,800	-	-	48,800
Javier A. Reyes	46,250	31,946		78,196
James L. Rossi	60,000	31,946	-	91,946
Sharon H. Rowe	53,750	31,946	-	85,696
Diane W. Strong-Treister	53,750	31,946	-	85,696

(1)    Mr. Hageboeck, President and CEO of the Company, does not receive fees for director or committee service or for meeting attendance.
(2)    Mr. Hoyer was appointed to the Board of Directors in July 2024.
(3)    Mr. Parsons was appointed to the Board of Directors in January 2024.

REPORT OF THE AUDIT COMMITTEE

    The Audit Committee of the Board of Directors (the “Audit Committee”) is comprised of five independent directors and operates under a written charter adopted by the Board of Directors. The Audit Committee selects the Company’s independent registered public accounting firm, subject to advisory shareholder ratification. Management is responsible for the Company’s internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and for performing an audit of the Company’s internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for issuing reports thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. In this context, the Audit Committee has met and held discussions with management and Crowe LLP (“Crowe”), the Company’s independent registered public accounting firm.

    Management represented to the Audit Committee that the Company’s audited consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles, and the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and Crowe.

    The Audit Committee has discussed with Crowe the matters required to be discussed by the statement on Auditing Standards No. 1301 as adopted by the Public Company Accounting Oversight Board.

    The Audit Committee has also received the written disclosures and the letter from Crowe regarding that firm’s communication with the Audit Committee concerning independence as required by applicable requirements of the Public Company Accounting Oversight Board, and has discussed with Crowe that firm’s independence from the Company. The Audit Committee has also considered whether the provision of non-audit related services by Crowe is compatible with maintaining Crowe’s independence and determined that Crowe’s independence has not been impaired.

    Based upon the Audit Committee’s discussions with management and Crowe and the Audit Committee’s review of the representations of management and the report of Crowe to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the Securities and Exchange Commission.

Respectfully submitted,

James L. Rossi, Chairman
Robert D. Fisher
James M. Parsons
Sharon H. Rowe
Diane W. Strong-Treister

February 25, 2025

    This report shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, unless the Company specifically incorporates this report by reference. It will not be otherwise filed under such Acts.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal 2)

    Our Board has ratified the decision of the Audit Committee to engage Crowe LLP (“Crowe”) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2025. Crowe has served as the Company’s independent registered public accounting firm since 2019. Although we are not required to do so, it has been our practice to seek shareholder ratification of this appointment as a matter of good corporate governance. Representatives of Crowe will be present at the Annual Meeting to make a statement, if they desire to do so, and to respond to appropriate questions.

    If the shareholders fail to ratify the selection, the Board may reconsider whether or not to retain Crowe and reserves the discretion to retain Crowe as our independent registered public accounting firm. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Board determines that such change would be in the best interests of the Company and its shareholders.

    The Audit Committee and the Board of Directors unanimously recommend the shareholders vote “FOR”
such ratification on an advisory basis.

Principal Accounting Fees and Services

During the fiscal years ended December 31, 2024 and 2023, the Company engaged Crowe as its independent registered public accounting firm principally to perform the annual audit of its consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting, and to render other allowable services. The following table lists fees paid to Crowe for services rendered in fiscal years 2024 and 2023:

	2024	2023
Audit Fees (1)	$730,665	$793,145
Audit-Related Fees (2)	13,674	15,000
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$744,339	$808,145

(1)Audit Fees include fees associated with the annual audit of the Company’s consolidated financial statements, included in its Annual Report on Form 10-K filed with the SEC, the audit of the effectiveness of the Company’s internal control over financial reporting, reviews of the Company’s quarterly reports on Form 10-Q filed with the SEC as well as the issuance of consents in filings with the SEC.
(2)Audit-Related Fees include database license fees in fiscal year 2024 and fees and expenses associated with the filing of an S-8 Registration Statement with the Securities and Exchange Commission during the fiscal year 2023.

Pre-Approval Policies and Procedures

The Audit Committee Charter requires that the Audit Committee pre-approve all audit and non-audit services to be provided to the Company by the independent registered public accounting firm, provided, however, that the Audit Committee may specifically authorize its chairman to pre-approve the provision of any non-audit service to the Company. All of the services described above which Crowe provided and for which they billed the Company, were pre-approved by the Company’s Audit Committee. For the fiscal year ended December 31, 2024, the Company’s Audit Committee did not waive the pre-approval requirement of any non-audit services provided to the Company by Crowe.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The directors constituting the Compensation Committee in 2024 were Messrs. File (Chairman), Burton, Fairchilds, Jones and Reyes. None of the individuals who served as a member of the Compensation Committee during calendar year 2024 were at any time officers or employees of the Company or any of its subsidiaries or had any relationship with the Company requiring disclosure under SEC regulations.

EXECUTIVE OFFICERS OF CITY HOLDING COMPANY

    The following table sets forth the name of each “named executive officer,” as that term is defined by the SEC rules, and as sometimes referred to in this Proxy as an "NEO," the principal positions and offices held with the Company as of December 31, 2024. Each of these officers has served as an executive officer of the Company for at least five years. Officers’ ages are shown as of April 30, 2025, the date of the Annual Meeting.

Name	Age	Business Experience
Charles R. Hageboeck	62	President and Chief Executive Officer, City Holding Company and City National Bank since February 2005.
David L. Bumgarner	60	Executive Vice President and Chief Financial Officer, City Holding Company and City National Bank since April 2019. Senior Vice President and Chief Financial Officer, City Holding Company and City National Bank from February 2005 - March 2019.

John A. DeRito	75	Executive Vice President of Commercial Banking, City Holding Company and City National Bank since June 2004.
Michael T. Quinlan, Jr.	56	Executive Vice President of Retail Banking, City Holding Company and City National Bank since January 2021. Senior Vice President of Retail Banking of City National Bank of West Virginia since 2001.
Jeffrey D. Legge	61	Executive Vice President, Chief Administrative Officer and Chief Information Officer, City Holding Company and City National Bank since October 2019. Senior Vice President, City Holding Company and City National Bank from December 2005 - September 2019.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The following discussion provides an overview and analysis of the Compensation Committee’s philosophy and objectives in designing the Company’s compensation programs as well as the compensation determinations relating to the President and Chief Executive Officer, Chief Financial Officer, EVP of Commercial Banking, EVP of Retail Banking, and the Chief Administrative Officer/Chief Information Officer, who are collectively referred to as the “named executive officers” or “executives.”

This discussion should be read together with the compensation tables for our named executive officers, which can be found following this discussion.

Executive Summary

Financial and Strategic Highlights

City Holding Company completed another successful year in 2024 in regards to financial performance. Financial highlights include:

•Net income of $117.1 million
•Return on Average Assets (“ROAA”) of 1.85%
•Return on Average Tangible Common Equity (“ROATCE”) of 21.2%
•Efficiency ratio of 48.8%
•Net interest margin of 3.86%

Key Compensation Outcomes

Compensation outcomes for 2024 reflected the Company’s strong performance, which exceeded peer averages during the year, and subsequently included cash and equity awards that were above targeted performance levels as determined under the Company’s executive incentive plans.

•Salaries: Salaries were set in 2024 based in part upon recommendations from an independent outside compensation consultant, McLagan, a part of the Human Capital Solutions practice at Aon plc (“McLagan”).

•Cash Incentives: The Company performed above targeted performance levels in 2024. Annual cash incentives are based on the Company’s relative performance on Return on Average Tangible Common Equity (ROATCE) as compared to the Company's peer group. The Company’s relative ROATCE for 2024 was 21.2% and placed it in the 100th percentile of the Company’s peer group for 2024. As a result, executives received cash incentives relative to the ROATCE plan at 200% of their targeted payout levels.

•Long-Term Incentives: The Company granted Restricted Stock Units (“RSUs”) and Performance Stock Units (“PSUs”) in 2024. Targeted levels of PSUs were tied to base salary, but actual grants will be determined based upon Company performance during 2024-2026.

•The Company did not make special grants to executives in the most recent fiscal year.

Say-on-Pay Vote

The Compensation Committee evaluates the Company’s executive compensation programs in light of market conditions, shareholder views, and governance considerations, and makes changes as appropriate. As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Company is required to permit a separate non-binding advisory shareholder vote to approve the compensation of its executives. In 2023, the Company’s shareholders voted to hold this advisory “say-on-pay” vote every year. The shareholders will again vote on the frequency of say-on-pay votes at the 2029 Annual Meeting.

At the 2024 annual shareholders meeting, shareholders overwhelmingly approved the compensation of the executives, with 95.7% of shareholder votes cast in favor of the advisory say-on-pay proposal. The Company considered the number of votes cast in favor of the 2024 say-on-pay proposal to be a positive endorsement of its current pay practices and believes the vote result is evidence that its compensation policies and decisions have been in the best interests of shareholders. The Company will continue to monitor the level of support for each say-on-pay proposal in the future, including the results of Proposal 3 of the 2025 Annual Meeting described herein, and will consider this alongside other factors as it makes future executive compensation decisions.

Executive Compensation Philosophy

The Compensation Committee believes that its principal responsibility is to ensure that the Company’s compensation practices allow it to keep qualified management and to focus management on achieving business and financial objectives intended to increase shareholder returns and drive sustained value creation without promoting excessive risk taking.

The Compensation Committee believes that overall compensation should reflect compensation levels of comparable executives at peer institutions while also taking into account individual responsibilities and contributions to the Company’s overall performance as measured by profitability, the market price of the Company’s stock, and progress made toward achieving long-term strategic objectives.

    In line with its pay-for-performance philosophy, the Compensation Committee believes that executives whose companies have performed well should be better compensated than executives whose companies have performed poorly. As such, the Company has generally targeted base salaries near the peer group median, provided strong cash incentive opportunities when the Company performs well, and granted stock compensation that rewards management for long-term success. The Company has not emphasized tenure-based compensation such as defined benefit pension plans and SERPs. The Company’s Board considers such forms of compensation to be misaligned with shareholder interests because it believes these forms of compensation generally reward tenure instead of performance. In short, the executives are accountable for the performance of the Company and the Board has designed the compensation program to reflect this.

Role of the Compensation Committee

    The Compensation Committee is responsible for the design, implementation and administration of the compensation programs for executive officers and directors of the Company. The Compensation Committee completed the following actions relative to 2024 executive compensation:

•Reviewed and approved stock ownership requirements of named executive officers and directors, first effective in 2012
•Hired an independent compensation consultant to assist in a review of executive compensation, and with their assistance:

◦Reviewed and approved the compensation peer group
◦Reviewed base salaries for the named executive officers
◦Reviewed and re-approved the Company’s compensation philosophy
◦Reviewed and approved equity awards to named executive officers
◦Reviewed and approved cash incentive payments for named executive officers
◦Reviewed and approved the 2025 cash incentive plan

Role and Relationship of the Compensation Consultant

As permitted by the Compensation Committee Charter, the Compensation Committee engaged an independent outside compensation consultant, McLagan, in 2024, to provide independent executive compensation advice and market compensation information. McLagan assists the Compensation Committee with the following initiatives:

•Reviewed and updated a peer group of institutions for compensation benchmarking
•Advised the Compensation Committee on changes in industry compensation practices and provided insight on emerging regulations
•Provided recommendations to the Compensation Committee regarding salaries and the appropriate level of cash incentives and equity awards
•Compiled information relating to board of director compensation from peer banks

    The Compensation Committee evaluated McLagan’s analysis and recommendations alongside other factors when making compensation decisions affecting the Company’s executive compensation program and when submitting its own recommendations to the Board on these matters.

Pursuant to the terms of its retention, McLagan reported directly to the Compensation Committee, which retains sole authority to select, retain, terminate, and approve the fees and other retention terms of its relationship with McLagan. McLagan did not provide any services outside those related to executive compensation and the Compensation Committee approved all projects completed by McLagan.

In January 2025, the Compensation Committee reviewed its relationship with McLagan and considered McLagan’s independence in light of all relevant factors, including those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Securities Exchange Act and under the applicable Nasdaq listing rules. The Compensation Committee received a report from McLagan addressing its independence, including the following factors: (1) additional services provided to the Company by McLagan; (2) fees paid by the Company as a percentage of McLagan’s total revenue; (3) policies or procedures maintained by McLagan that are designed to prevent a conflict of interest; (4) any business or personal relationships between the senior advisors and a member of the Compensation Committee; (5) any Company stock owned by the senior advisors; and (6) any business or personal relationships between the executives and the senior advisors. The Compensation Committee discussed these considerations and concluded that the work performed by McLagan and McLagan’s senior advisors involved in the engagements did not raise any conflict of interest.

Role of Management

The CEO assists the Compensation Committee in recommending agenda items for its meetings and by gathering and producing information for these meetings. As requested by the Compensation Committee, the CEO participates in Compensation Committee meetings to discuss executive compensation, evaluate the performance of both the Company and individual executives, and provide pertinent financial, legal, or operational information. The CEO provides his insights and suggestions regarding compensation, but only Compensation Committee members, in executive session without the CEO or any other members of management present, vote on executive compensation decisions and other Company compensation matters under their purview for recommendation to the Board of Directors.

In 2024, the CEO made recommendations to the Compensation Committee regarding base salaries, incentive goals, and equity awards for executives other than himself. The Compensation Committee retained discretion to approve or modify recommendations prior to approval or, in the case of equity awards, prior to presentation before the Board of Directors for approval. The Compensation Committee discussed the CEO’s recommendations with him, but made final deliberations in executive session, without the CEO or any other members of management present.

Balancing Profitability and Risk

The Compensation Committee is responsible for establishing incentive plans for executive officers that achieve an appropriate balance between Company results and risk. The Compensation Committee recognizes that the business of banking inherently requires that the Company take on certain risks—in its lending activities, its depository activities, its investing activities, as well as many other facets of the traditional banking business. For instance, every loan made represents the extension of “risk” in exchange for a return in the form of interest paid by the customer to the bank. However, the Company recognizes that if incentive compensation is tied disproportionately to short-term performance metrics, or if proper controls and balances are not in place, there is some possibility that executives might be induced to take on excessive risk in pursuit of short-term gains, which would result in an undesirable risk-return balance.

To help ensure that incentive plans appropriately balance profitability and risk, the Compensation Committee has undertaken a comprehensive review of the Company’s various incentive plans in accordance with the final joint guidance issued by banking regulators regarding compensation risk. In support of its risk management goal, the Compensation Committee noted that the Company has established a compensation philosophy that balances short-term incentives paid for achieving strong short-term results with long-term stock incentives whose value would be negatively impacted by loan losses in the long-run.

Upon due consideration of these items, the Compensation Committee believes that the Company’s incentive plans are designed in such a way as to encourage executives to take only prudent levels of risk in the pursuit of strong performance on behalf of shareholders. Furthermore, it believes that the Company’s compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on its business or operations.

Competitive Benchmarking and Peer Groups

The Compensation Committee believes that it is important to periodically review compensation in the context of the Company’s performance and the compensation offered by its peers in the market, which it considers to include companies of similar size, markets, and products. For fiscal year 2024, the Company reviewed its performance compared to two peer groups, as well as compensation of executives at peer banks.

•National Peer Group – The National Peer Group includes publicly traded banks with total assets between $3 and $8 billion (101 banks as of December 31, 2025). This group was used for performance comparisons and was not used to conduct a formal market analysis of compensation.

•Regional Peer Group – The Regional Peer Group is reviewed on an annual basis. For 2024, the peer group is comprised of 20 publicly-traded banks, and was based on the following criteria:
◦Asset size in the range of $3 billion - $10 billion
◦ROAA & ROATCE > 0%
◦At least 10% of revenue from non-interest income
◦Commercial loans < 90% of total loans
◦More than 35 branches
◦Headquartered in Illinois, Indiana, Kentucky, New York (excluding New York City), North Carolina, Ohio, Pennsylvania, and Virginia
▪excludes companies in top 5 metro areas (MSAs)
▪excludes thrifts
▪excludes thinly traded companies

The banks included in the Company’s 2024 “Regional Peer Group” (including their home state and stock exchange ticker symbol) are:

1st Source Corporation (IN, SRCE)	Carter Bankshares, Inc. (VA, CARE)
Community Trust Bancorp Inc. (KY, CTBI)	Farmers National Banc Corp. (FMNB, OH)
Financial Institutions, Inc. (NY, FISI)	First Community Bank Shares, Inc. (VA, FCBC)
First Financial Corporation (IN, THFF)	First Mid-Illinois Bancshares, Inc. (IL, FMBH)
German American Bancorp, Inc. (IN, GABC)	Home Trust Bancshares Inc. (NC, HTB)
Horizon Bancorp Inc. (IN, HBNC)	Midland States Bancorp Inc. (IL, MSBI)
Park National Corporation (OH, PRK)	Peoples Bancorp, Inc. (OH, PEBO)
Premier Financial Corp. (OH, PFC)	Republic Bancorp, Inc. (KY, RBCAA)
S&T Bancorp, Inc. (PA, STBA)	Stock Yards Bancorp, Inc. (KY, SYBT)
Tompkins Financial Corp. (NY, TMP)	Univest Corp. of Pennsylvania (PA, UVSP)

Performance Comparison to Market

Based upon two measures of profitability (ROAA and ROATCE), the Company was a top performer in 2024 compared to both the National and Regional Peer Groups. The Company’s performance ranked above the median as shown in the table below.

Performance Measures - 2024	CHCO	National Peer Group (Median)	CHCO to National Peer Group (Percentile Rank)	Regional Peer Group (Median)	CHCO to Regional Peer Group (Percentile Rank)
Size
Total Assets	$6.5B	$5.0B	83%	$7.5B	43%
Net Income	$117.1M	$40.5M	96%	$75.9M	81%
Number of Branches	97	35	98%	72	95%
Profitability
ROAA	1.85%	0.91%	93%	1.23%	100%
ROATCE	21.2%	11.5%	95%	12.4%	100%

Discussion of Executive Compensation Components

The following table outlines the major elements of 2024 total compensation for our executives:

Compensation Element	Description and Purpose	Link to Performance	Fixed/ Performance Based	Short/Long-Term
Base Salary	Helps attract and retain executives through periodic payments of market-competitive base pay	Based on individual performance, experience, and scope of responsibility. Used to establish cash and equity incentive award opportunities.	Fixed	Short-Term
Cash Incentives	Encourages achievement of financial performance metrics that create near-term shareholder value	Quantitatively ties the executive’s compensation directly to factors that are judged important to the success of the Company and within each executive’s own sphere of influence.
Most executives share a common profitability goal tied to Return on Average Tangible Common Equity (ROATCE), while 100% of the incentive plan for the EVP of Commercial Banking is tied to commercial loan growth and 50% of the incentive plan for the EVP of Retail Banking is tied to divisional retail goals.
			Performance Based	Short-Term
Long-Term Incentive Awards	Aligns long-term interests of executives and shareholders while creating a retention incentive through multi-year vesting
Target grant values are based upon base salary. 40% of grants are RSUs and 60% are PSUs. RSUs have one, two and three year vesting—but also have a two year “holding period”. RSUs are settled in stock at the conclusion of the two year holding period. PSUs vest at the end of three years. Actual grants are based upon target grants modified by the Company’s relative performance on Return on Assets (ROA) during the three year period as well as by the Company’s relative Total Shareholder Return on the Company’s stock as compared to the peer group.
			Performance Based	Long-Term
Other Compensation	Dividends on restricted stock and health and welfare benefits on the same basis as other employees	Dividends on restricted stock further enhance the executive’s link to shareholders by ensuring they share in the distribution of income generated from ongoing financial performance.	Fixed & Performance Based	Short-Term & Long-Term

Base Salary

The Compensation Committee reviews executive salaries of its peers, but always bases determinations on the qualifications, experience and performance of the individual executives and value of the positions to the organization.

In 2024, the Compensation Committee reviewed the performance of individual executives within the scope of their own responsibilities in the Company. The CEO’s performance was evaluated based upon the performance of the Company as a whole. The Compensation Committee also reviewed the results of the market compensation study performed by McLagan and noted that the compensation for the executives was generally below the median of its peers.

After reviewing peer salary levels, recommendations from McLagan, and noting the performance of the Company and individual executives, the Compensation Committee recommended, and the Board approved, salaries for the named executive officers as described below:

Name	Title	2022 Salary	2023 Salary	2024 Salary
Charles R. Hageboeck	President & CEO	$649,740	$674,740	$674,740
David L. Bumgarner	Chief Financial Officer	315,000	340,000	$350,000
John A. DeRito	EVP, Commercial Banking	310,000	320,000	$320,000
Michael T. Quinlan, Jr.	EVP, Retail Banking	335,000	385,000	$400,000
Jeffrey D. Legge	EVP, Operations/CIO	290,000	297,500	$297,500

Cash Incentives

The Company’s cash incentive plan is designed to motivate executives to achieve the Company’s annual performance objectives by tying a portion of compensation directly to factors that will create both short-term and long-term value to the Company’s shareholders.

The Board has determined that Return on Average Tangible Common Equity (“ROATCE”) represented the best measure of the Company’s success on behalf of its shareholders and uses ROATCE as the primary performance goal in the cash incentive plan for most executives and departmental performance goals for the EVP of Commercial Banking and the EVP of Retail Banking are also considered. Cash incentive payments are subject to capital and asset quality triggers to discourage excessive risk-taking and ensure the plan balances profitability with the Company’s safety and soundness as a financial institution.

The tables below show the 2024 performance results, goal weighting within the cash incentive plan, total cash incentive award opportunities, and payouts under the plan for 2024.

Name	Title	Goal Weighting
Charles R. Hageboeck	President & CEO	100% ROATCE
David L. Bumgarner	Chief Financial Officer	100% ROATCE
John A. DeRito	EVP Commercial Banking	100% Commercial Loan Growth
Michael T. Quinlan, Jr.	EVP Retail Banking	50% ROATCE 50% Retail Performance
Jeffrey D. Legge	SVP Operations/CIO	100% ROATCE

The 2024 commercial loan growth target applicable to Mr. DeRito was 3.2%. During 2024, year-over-year commercial loan growth was 4.2%.

The 2024 retail performance plan applicable to Mr. Quinlan was based upon growing various consumer loan and deposit relationship categories. During 2024, growth in these categories was approximately 105% of Mr. Quinlan‘s targeted growth levels.

The table below shows the 2024 ROATCE performance result as calculated for purposes of the incentive plan.

2024 ROATCE – Reconciliation (in thousands)
Reported Income Before Income Taxes	$144,516
Income Taxes	27,415
Adjusted Net Income	$117,101
Average Equity	$712,535
Average Intangible Assets	161,318
Average Tangible Equity	$551,217
Return on Average Tangible Common Equity	21.2%

.

    Based upon this adjusted ROATCE as compared to the Company’s peer group, cash incentives based on 2024 performance were calculated as follows:

	Cash Incentive Award Opportunity as % of Salary			Actual 2024 Award
Name	Threshold	Target	Maximum	(% of salary)	($)
Charles R. Hageboeck	0%	60%	120%	120%	809,688
David L. Bumgarner	0%	45%	90%	90%	315,000
John A. DeRito	0%	45%	90%	90%	254,592
Michael T. Quinlan, Jr.	0%	45%	90%	69%	274,500
Jeffrey D. Legge	0%	35%	70%	70%	208,250

Long-Term Incentives

    The Company believes in structuring its compensation plans to reflect an appropriate balance between short-term incentive compensation that rewards management for maintaining strong current financial performance and long-term compensation that rewards management for increases in the long-term underlying value of the Company. The Company also recognizes the importance of maintaining a stable and qualified executive management team to the long-term success of the institution. To support these objectives, the Company provides the executives with the opportunity to receive equity-based awards in the form of both stock options and restricted stock. The table below outlines the characteristics of the Company’s long-term incentives, which are granted under the City Holding Company 2023 Incentive Plan. The Company did make any special equity-based awards or grants to any executive in 2024 not provided for in the Company’s 2023 Incentive Plan.

Stock Options
Options derive their value through price appreciation only and therefore, motivate executives to increase stock price. The City Holding Company 2023 Incentive Plan is silent on what would happen if options reach their expiration date and are “underwater”; however, the Board has voted that the Company would not buy out underwater options.

Restricted Stock
Restricted stock rewards executives for long-term stock price increases and preserves alignment with shareholders throughout all stock price performance conditions—both above and below the price on the date of grant.
The Company provides dividends on restricted stock to allow executives to share in the distribution of income generated from the Company’s ongoing financial performance and further align the interests of the executives with those of shareholders. Dividend payments ensure that executives are immediately affected by any decrease or increase in the Company’s dividend payments.

Restricted Stock Units
Restricted stock units reward executives for long-term stock price increases and preserve alignment with shareholders throughout all stock price conditions—both above and below the price on the date of the grant. The Compensation Committee does not grant restricted stock units as heavily as performance stock units in total award (40% of 2024 equity grant). The Board established a vesting period of one, two and three years for restricted stock units, followed by a two-year holding period.
The Company does not pay dividends on restricted stock units during the vesting period to the executives, but dividends will be accrued and distributed to the executive after such shares are no longer subject to vesting and hold requirement periods.

Performance Stock Units
Performance share units reward executives for long-term stock price increases and preserve alignment with shareholders throughout all stock price conditions—both above and below price on the date of grant. The Compensation Committee has chosen to emphasize performance units (60% of 2024 equity grant) to ensure that a majority of each executive’s long-term compensation remains aligned with shareholders, as the shares are only earned if the Company meets certain specific long-term financial objectives. The payout of the performance share units are based on a combination of both the Company’s three-year average ROA and the Company’s total shareholder return (“TSR”) during a three-year performance period relative to the ROA for the selected peer companies (see table below). The Board established a vesting period of three years for performance share units.
The Company does not pay dividends on performance share units during the vesting period to the executives, but dividends will be accrued and distributed to the executive after such shares are no long subject to the vesting requirement period.

Vesting - Restricted Stock Units
Restricted stock units will vest in three separate installments after their grant date of approximately 33.33% per installment on the first, second and third anniversaries of the grant date. The restricted stock units will then be subject to a two-year holding period after the vesting date. Executives would forfeit unvested shares upon leaving the Company’s employment prior to the completion of the vesting and holding periods.

Vesting -Performance Stock Units
Performance stock units will vest on the third anniversary of the grant date. Executives would forfeit unvested shares upon leaving the Company’s employment prior to the completion of the vesting period.

Timing of Awards
The Compensation Committee has adopted a general practice of providing long-term incentive awards to executives annually in conjunction with the payment of cash incentives based on the performance of the Company and the executive in the previous year, typically in February or March of each year. However, the Compensation Committee may consider recommendations for stock grants to the Company’s executive officers at any time, at its own discretion, and as circumstances necessitate.

Pricing of Awards
It is the Company’s policy that the exercise price of all option and restricted stock grants be equal to the closing price of the Company’s common stock on the date the option or restricted stock is granted.

In 2018, based upon discussions with independent compensation consultant McLagan, the Company redesigned its equity awards. Targets for equity awards are determined based upon responsibility level and during 2024 ranged from 35% to 60% of base salary. 40% of equity awards are Restricted Stock Units (“RSUs”) and have one, two and three year vesting. RSUs also have a two-year holding period. RSUs will be settled in stock at the conclusion of the two-year holding period. 60% of target equity awards are Performance Stock Units (“PSUs”) which vest in three years and will be settled in stock. However, the actual amount of stock awarded from PSUs issued in 2024 will depend upon actual performance. Performance will be based upon the Company's relative performance on Return on Assets (“ROA”) and on Total Shareholder Return (“TSR”). Depending upon the Company’s ROA over 2024-2026 as compared to its peer group, the actual number of shares granted at the end of 2026 may range from 0% to 200% of the target grant. Executives will only earn the maximum (200% of the target grant) if the Company outperforms all banks in the peer group on ROA between 2024 and 2026. The actual grant will further be modified by the Company’s relative performance as compared to the peer group on TSR, which may decrease or increase the grant by up to 25%. If the Company would have both the strongest ROA over three years and the best total shareholder return over three years, then the executives would receive 250% of the targeted number of shares awarded from PSUs. If the Company’s ROA is in the bottom quartile of its peer group over the 2024-2026 period, the executives would receive no shares from the PSU award.

Name	Target Equity Award Opportunity as a % of Salary	2024 RSU Grants	2024 PSU Target Grants
Charles R. Hageboeck	60%	1,627	2,441
David L. Bumgarner	45%	615	922
John A. DeRito	45%	579	868
Michael T. Quinlan, Jr.	45%	696	1,045
Jeffrey D. Legge	35%	419	628

ROA Component	At or below the 25th percentile	At the 50th percentile	At the 100th percentile
Percent of grant awarded at vest date	0%	100%	200%

    The actual number of shares vested will be interpolated accordingly for performance between the 25th and 50th percentile and the 50th and 100th percentile.

    After consideration of ROA, the actual number of performance shares awarded will further be increased or decreased by a modifier based on the Company’s TSR relative to the TSR of the selected peer companies.

TSR Component	At or below the 25th percentile	At the 50th percentile	At or above the 75th percentile
Percent of grant awarded at vest date	75%	100%	125%

    The amount vested will be interpolated accordingly for performance between the 25th and 50th percentile and the 50th and 75th percentile.

Stock Ownership Requirement

The Compensation Committee bases a large part of its compensation philosophy on aligning the interests of executives with those of shareholders. As a result, the Board adopted share ownership requirements for executives in late 2011, which were updated in January 2017. These guidelines require that within a five-year period from the date a person becomes a named executive officer, he or she must hold Company shares in value equal to the following:

•President & CEO – 4x base salary
•Other named executive officers – 1x base salary

The Compensation Committee monitors whether the executives have satisfied or are making progress toward satisfying the share ownership guidelines. As of December 31, 2024, all named executive officers, including the CEO, have been determined to be in compliance with the stock ownership guidelines. In making this determination, the Compensation Committee considers common shares deemed to be held for the executive in the 401(k) Plan, common shares beneficially owned by the executive (but excluding options whether or not exercisable), and restricted common shares granted to the executive.

In February 2025, the Board revised the stock ownership guidelines for directors of the Company. The revised guidelines require that each director must own and maintain a minimum of 2,500 shares of Company common stock within six years of becoming a director. New directors are required to acquire at least 500 shares within one year of joining the Board. All directors have been determined to be in compliance with the stock ownership requirements as of the date of the Proxy Statement.

Stock Ownership Restrictions – Pledging and Hedging

In addition to these ownership requirements for named executive officers and directors of the Company, the Company also has policies in place for executive officers and directors of the Company prohibiting the pledging and hedging of Company securities as follows:

•Directors and executive officers are prohibited from holding Company securities in a margin account or otherwise pledging Company securities as collateral for a loan or other financial obligation.

•Directors and executive officers are prohibited from engaging in any hedging transactions, such as prepaid variable forwards, equity swaps, collars and exchange funds.

Other General Employee Benefits

Executive officers are eligible to participate in all employee benefit plans that are available to eligible employees generally, including health insurance, life and disability insurance, and 401(k) matching contributions.

Clawback Policies

Compensation recovery policies, or “clawbacks,” began to be used with the enactment of the Sarbanes-Oxley Act in 2002, which required that in the event of any restatement of a financial statement based on executive misconduct, public companies must recoup incentives paid to the company’s CEO and CFO within 12 months preceding the restatement. The Company’s CEO and CFO are currently subject to the Sarbanes-Oxley clawback provision, which is set forth in Section 304 of the Sarbanes-Oxley Act, and provides that if an issuer “is required to prepare an accounting restatement due to material noncompliance of the issuer, as a result of misconduct, with any financial reporting requirement under the securities laws,” the CEO and CFO shall reimburse the issuer for any bonus or other incentive-based or equity-based compensation received, and any profits realized from the sale of the securities of the issuer, during the year following issuance of the original financial report.

During 2014, the Board approved an Executive Officer Compensation Clawback Policy. This Policy applies to the Company’s current and former executive officers and other senior officers and authorizes recoupment with respect to incentive compensation (including stock options awarded as compensation) paid to current or former executive officers of the Company. The Policy requires any executive officer of the Company to reimburse or forfeit any incentive compensation received by such executive officer in the event that the Company issues an accounting restatement of its financial statements (other than as a result of a change in accounting principles). The Board will determine, in its sole discretion, the manner for recouping incentive compensation. In addition, the Compensation Committee may cancel, in whole or in part, outstanding performance based awards, where the Compensation Committee took into account the financial performance of the Company in granting such awards and the financial results were subsequently reduced due to such restatement. The recoupment of incentive compensation under this Policy is in addition to any other right or remedy available to the Company, including termination of employment or institution of civil or criminal proceedings.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors (the “Compensation Committee”) is comprised of five directors, all of whom (i) satisfy the definition of “independent” under the listing standards of Nasdaq, and (ii) are “non-employee directors” as defined by Rule 16b-3 under the Securities Exchange Act. The Compensation Committee operates under a written charter adopted by the Board of Directors. Compensation Committee members are appointed by the Board and may be removed by the Board in its discretion. The Compensation Committee has the authority to delegate any of its responsibilities to subcommittees, as the Compensation Committee may deem appropriate, provided the subcommittees are composed entirely of independent directors.

The Compensation Committee also has the authority, to the extent it deems necessary or appropriate, to retain a compensation consultant to assist in the evaluation of directors, the Chief Executive Officer or senior executive compensation. The Compensation Committee has sole authority to retain and terminate any such consulting firm, including sole authority to approve the firm’s fees and other retention terms. The Compensation Committee also has the authority, to the extent it deems necessary or appropriate, to retain other advisors. The Company provides for appropriate funding, as determined by the Compensation Committee, for payment of compensation to any consulting firm or other advisors employed by the Compensation Committee. In addition, the Compensation Committee makes regular reports to the Board and proposes any necessary action to the Board for full Board approval.

    In 2024, the Compensation Committee engaged McLagan, a part of the Human Capital Solutions practice at Aon plc, as its compensation consultant. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis (“CD&A”) with management and based upon such review and discussions with management and the representations of management relating thereto, the Compensation Committee recommended that the Board of Directors include the CD&A in the Company’s proxy statement sent to shareholders in connection with the Annual Meeting and through incorporation by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the Securities and Exchange Commission.

Respectfully submitted,

William H. File III, Chairman
Gregory A. Burton
Charles W. Fairchilds
J. Thomas Jones
Javier A. Reyes
February 27, 2025

    This report shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, unless the Company specifically incorporates this report by reference. It will not be otherwise filed under such Acts.

2024 SUMMARY COMPENSATION TABLE

    The following table provides information concerning the compensation of the named executive officers for our three most recently completed fiscal years.

SUMMARY COMPENSATION
Name and Principal Position	Year	Salary	Stock Awards(1)	Option Awards(1)	Non-Equity Incentive Plan Compensation(2)	All Other Compensation (3)	Total
		($)	($)	($)	($)	($)	($)

Charles R. Hageboeck	2024	674,740	404,847	-	809,688	21,484	1,910,759
President, Chief Executive Officer and Director	2023	674,740	389,813	-	809,688	20,322	1,894,563
(Principal Executive Officer)	2022	649,740	389,840	-	647,531	13,537	1,700,648

David L. Bumgarner	2024	350,000	152,962	-	315,000	13,679	831,641
Chief Financial Officer	2023	340,000	141,759	-	306,000	13,156	800,915
(Principal Financial Officer)	2022	315,000	99,707	-	209,286	11,562	635,555

John A. DeRito	2024	320,000	144,005	-	254,592	17,037	735,634
Executive Vice President, Commercial Banking	2023	320,000	139,468	-	288,000	16,587	764,055
	2022	310,000	134,870	-	125,885	20,703	591,458

Michael T. Quinlan, Jr.	2024	400,000	173,264	-	274,500	14,176	861,940
Executive Vice President, Retail Banking	2023	385,000	150,625	-	266,233	13,620	815,478
	2022	335,000	99,707	-	184,987	10,583	630,277

Jeffrey D. Legge	2024	297,500	104,197	-	208,250	14,674	624,621
Executive Vice President, Operations/CIO	2023	297,500	101,513	-	208,250	12,717	619,980
	2022	290,000	95,643	-	168,592	11,677	565,912

(1)    Amounts reflect the grant date fair value of restricted stock awards. See Note Thirteen to the consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 regarding assumptions underlying valuation of equity awards.
(2)    Amounts reflect cash bonuses awarded to named executive officers. These bonuses were earned in fiscal years 2022, 2023 and 2024 and paid in 2023, 2024 and 2025.
(3)    “All Other Compensation” for 2022, 2023 and 2024 consists of the following: (i) the Company’s matching contribution under the City Holding Company 401(k) Plan & Trust and (ii) group term life insurance premium payments.

GRANTS OF PLAN-BASED AWARDS

    Each of the named executive officers is compensated under a predefined incentive plan tied to quantifiable goals. Each executive’s incentive plan has a targeted payout if the executive hits predefined goals ("Target"). Each executive must hit certain minimum goals in order to have any payout at all ("Threshold"). These incentive plans have prescribed maximums ("Maximum") and it is possible that the executives might receive more than their targeted payouts if performance is very good.

    For example, Mr. Hageboeck’s incentive plan for 2024 was tied to the Company’s relative performance of ROATCE as compared to the Company’s peer group. A targeted incentive of 60% of Mr. Hageboeck’s base salary is earned if the Company’s relative performance is at the 50th percentile of its peer group. If the relative performance is lower, the incentive earned is lower. If the relative performance falls below the 25th percentile of the peer group, no incentive is earned. If the relative performance is at the 100th percentile, the incentive would be 120% of Mr. Hageboeck’s base salary. However, under no circumstances would the incentive exceed 120% of base salary.

    Similarly, the other named executive officers have incentive plans based upon formulas as described earlier (see “Cash Incentives”).

    The table below sets forth information concerning the targets, thresholds and maximums for each named executive officer’s non-equity incentive plan-based awards as of December 31, 2024. See “Long-Term Incentives” for material terms of equity grants under the City Holding Company 2023 Incentive Plan.

		Estimated future payouts under non-equity incentive plan awards
Name	Grant Date	Threshold	Target	Maximum	All other stock awards: Number of shares of stock or restricted units	Grant date fair value of target stock awards
		($)	($)	($)	(#)	($)

Charles R. Hageboeck (Principal Executive Officer)	2/28/2024	none	404,844	809,688	4,068	404,847
David L. Bumgarner (Principal Financial Officer)	2/28/2024	none	153,000	306,000	1,537	152,962
John A. DeRito	2/28/2024	none	144,000	288,000	1,447	144,005
Michael T. Quinlan, Jr.	2/28/2024	none	173,250	346,500	1,741	173,264
Jeffrey D. Legge	2/28/2024	none	104,125	208,250	1,047	104,197

EQUITY HOLDINGS

Outstanding Equity Awards At Fiscal Year-End

    The following table sets forth the number of exerciseable and unexerciseable stock options, option exercise prices and expiration dates, the number of unvested stock awards along with their market values and the number and value of equity incentive plan awards held by the named executive officers as of the fiscal year ended December 31, 2024. Each outstanding award is represented by a separate row, which indicates the number of securities underlying the award.

    For option awards, the table discloses the exercise price and the expiration date of the options. For stock awards, the table provides the number of shares of stock that have not vested and the aggregate market value of shares of stock that have not vested.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options	Option Exercise Price	Option Expiration Date	Vesting Date(1)	Number of Shares or Units of Stock That Have Not Vested (2)	Market Value of Shares or Units of Stock That Have Not Vested
	(#)	(#)	($)			(#)	($)
	Exerciseable	Unexerciseable

Charles R. Hageboeck	-	-	-	-	2/22/2025	522	61,847
(Principal Executive Officer)	-	-	-	-	2/23/2025	665	78,789
	-	-	-	-	2/23/2025	2,994	354,729
	-	-	-	-	2/28/2025	543	64,335
	-	-	-	-	2/22/2026	521	61,728
	-	-	-	-	2/22/2026	2,348	278,191
	-	-	-	-	2/28/2026	542	64,216
	-	-	-	-	2/28/2027	542	64,216
	-	-	-	-	2/28/2027	2,441	289,210

David L. Bumgarner	-	-	-	-	2/22/2025	190	22,511
(Principal Financial Officer)	-	-	-	-	2/23/2025	170	20,142
	-	-	-	-	2/23/2025	766	90,756
	-	-	-	-	2/28/2025	205	24,288
	-	-	-	-	2/22/2026	189	22,393
	-	-	-	-	2/22/2026	854	101,182
	-	-	-	-	2/28/2026	205	24,288
	-	-	-	-	2/28/2027	205	24,288
	-	-	-	-	2/28/2027	922	109,239

John A. DeRito	-	-	-	-	2/22/2025	187	22,156
	-	-	-	-	2/23/2025	230	27,250
	-	-	-	-	2/23/2025	1,036	122,745
	-	-	-	-	2/28/2025	193	22,867
	-	-	-	-	2/22/2026	186	22,037
	-	-	-	-	2/22/2026	840	99,523
	-	-	-	-	2/28/2026	193	22,867
	-	-	-	-	2/28/2027	193	22,867
	-	-	-	-	2/28/2027	868	102,841

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options	Option Exercise Price	Option Expiration Date	Vesting Date(1)	Number of Shares or Units of Stock That Have Not Vested (2)	Market Value of Shares or Units of Stock That Have Not Vested
	(#)	(#)	($)			(#)	($)
	Exerciseable	Unexerciseable
Michael T. Quinlan, Jr. (3)	-	-	-	-	2/22/2025	201	23,814
	-	-	-	-	2/23/2025	170	20,142
	-	-	-	-	2/23/2025	766	90,756
	-	-	-	-	2/26/2025	800	94,784
	-	-	-	-	2/28/2025	232	27,487
	-	-	-	-	4/25/2025	400	47,392
	-	-	-	-	2/22/2026	201	23,814
	-	-	-	-	2/22/2026	908	107,580
	-	-	-	-	2/28/2026	232	27,487
	-	-	-	-	4/29/2026	400	47,392
	-	-	-	-	2/26/2027	400	47,392
	-	-	-	-	2/28/2027	232	27,487
	-	-	-	-	2/28/2027	1,045	123,812

Jeffrey D. Legge	512	-	66.32	2/22/2027	2/22/2025	136	16,113
	-	-	-	-	2/23/2025	164	19,431
	-	-	-	-	2/23/2025	740	87,675
	-	-	-	-	2/28/2025	140	16,587
	-	-	-	-	2/22/2026	136	16,113
	-	-	-	-	2/22/2026	611	72,391
	-	-	-	-	2/28/2026	140	16,587
	-	-	-	-	2/28/2027	139	16,469
	-	-	-	-	2/28/2027	628	74,405

(1)    Vesting Date applies to both option awards and stock awards.
(2)    Performance stock units included in this column represent a targeted number of shares. The actual number of shares vested at the end of the vesting period may be more or less than the target number of performance stock units granted depending upon the Company’s relative performance as compared to its peer group. The targeted performance stock units granted in 2022 and vesting in 2025 were as follows: 2,994 for Mr. Hageboeck; 766 for Mr. Bumgarner; 1,036 for Mr. DeRito; 766 for Mr. Quinlan; and 740 for Mr. Legge. The targeted performance stock units granted in 2023 and vesting in 2026 were as follows: 2,348 for Mr. Hageboeck; 854 for Mr. Bumgarner; 840 for Mr. DeRito; 908 for Mr. Quinlan; and 611 for Mr. Legge. The targeted performance stock units granted in 2024 and vesting in 2027 were as follows: 2,441 for Mr. Hageboeck; 922 for Mr. Bumgarner; 868 for Mr. DeRito; 1,045 for Mr. Quinlan; and 628 for Mr. Legge.
(3)    Mr. Quinlan was awarded 1,200 shares of restricted stock on 4/20/2019. These restricted shares will vest as follows: 4/29/2026 - 400 shares. Mr. Quinlan was awarded 1,200 shares of restricted stock on 2/26/2021. These restricted shares will vest as follows: 2/26/2025 - 800 shares; 2/26/2027 - 400 shares. Cumulative vesting of each award (800 shares and 1,200 shares) will occur upon an involuntary termination after a change of control.

Option Exercises and Stock Vested

    The following table shows the number of stock options exercised and the value realized upon exercise by the named executive officers during the fiscal year ended December 31, 2024.

OPTION EXERCISES AND STOCK VESTED
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized Upon Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
	(#)	($)	(#)	($)

Charles R. Hageboeck (Principal Executive Officer)	6,065	391,011	9,405	953,150
David L. Bumgarner (Principal Financial Officer)	-	-	2,429	246,113
John A. DeRito	5,009	229,797	3,264	330,784
Michael T. Quinlan, Jr.	-	-	2,944	299,490
Jeffrey D. Legge	-	-	2,643	267,519

POST-EMPLOYMENT PAYMENTS

Post-Employment Compensation

    The tables shown below summarize the estimated payments to be made under each contract, agreement, plan or arrangement which provides for payments to a named executive officer at, following or in connection with any termination of employment including by resignation, retirement, disability, a change in control of the Company, a change in the named executive officer’s responsibilities or a constructive termination of the named executive officer. The information shown below is as of the most recent fiscal year ended December 31, 2024.

Vested Cash Termination Benefits – Hageboeck

    Mr. Hageboeck was part of the original five-member “turnaround team” that joined the Company in 2001 when the Company was significantly troubled. In 2001, the Company signed agreements with all five of the then executive officers which provided that each of these officers had the opportunity to voluntarily resign after the turnaround was complete and receive a “Termination Benefit.” For Mr. Hageboeck, the Termination Benefit equaled two years of cash compensation following four years of service to the Company. The Termination Benefits for Mr. Hageboeck vested in 2005 following four years of service with the Company. Three of the other executive officers originally employed as part of the “turnaround team” terminated their employment with the Company during 2004 and 2005 and received the promised cash Termination Benefit as provided under their respective 2001 employment agreements. The Company asked Mr. Hageboeck to accept his position as the Company’s CEO in 2005, and this cash Termination Benefit remains fully vested and has been preserved in subsequent employment contracts with Mr. Hageboeck. The voluntary Termination Benefits grow each year at an amount equal to the one-year constant maturity treasury rate and cannot be forfeited except where the officer personally profits from willful fraudulent activity that materially and adversely affects the Company. The cost of this vested Termination Benefit has been fully accrued and expensed by the Company.

Change of Control Severance Benefits

    The Compensation Committee and the Board of Directors believes that it is in the best interests of the Company to provide the Company’s named executive officers with some income protection in the event that the Company is acquired. In such an instance, it is very likely that the named executive officers would lose their current employment. Given the relatively small number of comparable positions within the industry, the Compensation Committee recognizes that it would take each of the named executive officers significant time to find comparable employment. Severance benefits are common at the Company’s peers, and attracting and retaining qualified leaders for the Company necessitate such compensation. Each of the named executive officers of the Company have been afforded such protection under agreements signed by the Company and each such agreement also includes significant protections for the Company in that the named executive officers are prohibited from competing with the Company following termination. Particularly given the importance of such non-compete and non-solicit provisions, the Compensation Committee believes that these benefits are in the Company’s best interests.

Share-Based Payments (Options, Restricted Stock, Long-Vested Restricted Stock)

Estimated payments include items such as restricted shares that would vest in the case of the executive’s death, disability, or upon a change of control of the Company. It should be noted that the value of these awards would have been reportable under the Summary Compensation Table in the year in which they were granted and will have been expensed over the vesting period. For purposes of calculating values for these tables, generally restricted shares and units outstanding for each named executive officer were deemed to have fully vested as of December 31, 2024 (at the closing price of Company Common Stock on that date, which was $118.48) in the event of death, disability or in a change of control. With respect to unexercised but fully vested options, the estimated payments reflect the “spread,” which is the difference between the market price and the exercise price of any unexercised but fully vested options as of December 31, 2024 whose exercise price was lower than the market value of the Company’s Common Stock on that day. Unexercised but fully vested options that are “in-the-money” could be exercised for value at the present time, and thus would have value to an executive in the event of death, disability, change of control, or voluntary termination or termination without cause. Additionally, unvested in-the-money options would vest upon a change of control.

Health Insurance

The Company maintains a self-insured health plan. As a result, the cost of providing health care coverage to the Company’s named executive officers can only be estimated based on the current average cost of care across the Company’s insured employee base. The actual costs to the Company would depend upon the health experience of the named executive officer and his or her dependents during the period that coverage was in effect. The Company carries reinsurance for claims for any covered employee or dependent in excess of $230,000.

    Life insurance benefits for executives are calculated at base salary times two. Such benefits are available to all of the Company’s full-time equivalent employees.

Charles R. Hageboeck, President & Chief Executive Officer

    The following table describes potential payments upon termination for various reasons for Charles R. Hageboeck, the Company’s President and Chief Executive Officer.

POST-EMPLOYMENT PAYMENTS – HAGEBOECK
Executive Benefits and Payments Upon Termination	Cash Payments ($) (1)	Health Insurance ($) (3)	Life Insurance ($)	Option Awards In-the-Money ($) (2)	Restricted Stock Awards ($) (6)	Total Compensation ($) (1)
Termination for Just Cause	-	-	-	-	-	-
Termination Without Just Cause (2)	4,453,284	99,086	-	-	-	4,552,370
Voluntary Termination at 12/31/2024 (2)(5)	1,472,750	99,086	-	-	-	1,571,836
Death (2)	4,453,284	-	1,349,480	-	1,317,261	7,120,025
Disability (2)(4)	4,453,284	99,086	-	-	1,317,261	5,869,631
Change of Control (2)(5)	4,453,284	99,086	-	-	1,317,261	5,869,631

(1)    Included in the amounts in this column is a Termination Benefit of $1,472,750 for Mr. Hageboeck that has been fully accrued and expensed by the Company. Mr. Hageboeck provides for a Termination Benefit that became fully vested in 2005 and is payable if and when Mr. Hageboeck voluntarily terminates this employment with the Company. The Termination Benefit grows each year at an amount equal to the one–year constant maturity treasury rate and cannot be forfeited except where the officer personally profits from willful fraudulent activity that materially and adversely affects the Company.
(2)    Vested option awards in-the-money for Mr. Hageboeck are exercisable for 90 days following his termination of employment for termination without just cause, voluntary termination, death or disability.
(3)    The Employment Agreement for Mr. Hageboeck provides for a continuation of health insurance coverage on the same terms as were in effect prior to his termination of employment for a period of up to 60 months under either the Company’s plan or comparable coverage. The estimated value of this benefit is $99,086 and would be effective if Mr. Hageboeck’s employment were terminated voluntarily by Mr. Hageboeck or if terminated by the Company without just cause, due to a change of control, or due to disability.
(4)    In the event of disability, the Employment Agreement for Mr. Hageboeck provides that he has up to 12 months of continuous disability before his Employment Agreement may be terminated. After that, the Company may terminate his employment and he is entitled to receive an amount equal to “Termination Compensation” times three (which represents three years of compensation). Termination Compensation will be the highest amount of cash compensation received by the officer in the prior three fiscal years. Thus, Termination Compensation for Mr. Hageboeck will be determined in reference to the calendar year ended December 31, 2024 as $1,484,428 reduced by the amount of any compensation received pursuant to any applicable disability insurance plan of the Company. Amounts shown in this row are payable in either a lump sum or over a severance period.

(5)    The Employment and/or Change in Control Agreements for each of the named executive officers provides for salary continuation for a period following termination as a result of a change in control as defined by the respective agreements. The amount shown in this row for Mr. Hageboeck reflects Termination Compensation of $1,484,428 times three (which represents three years of compensation), as provided for in his Employment Agreement and amendments thereto. Mr. Hageboeck can elect to receive this amount as a lump sum or over a severance period of three years. For three years after a termination as a result of a change in control, Mr. Hageboeck is bound by non-compete, non-solicitation, and confidentiality restrictions. Additionally, Mr. Hageboeck’s Employment and/or Change in Control Agreement provides that if Mr. Hageboeck collects an amount arising from any and all sources of compensation from the Company exceeding the product of 2.99 and Mr. Hageboeck’s “base amount” as defined in Section 280G(b)(3) of the Internal Revenue Code (“Code § 280G”) at the time of a change in control, the Company shall pay Mr. Hageboeck 147.5% of the federal excise taxes payable by Mr. Hageboeck under Internal Revenue Code § 4999.  As of December 31, 2024, the Company is unable to determine if any such amount related to Code § 280G would be payable to Mr. Hageboeck.
(6)    Mr. Hageboeck holds 11,118 restricted shares, which become 100% vested upon death, disability or a change in control.

David L. Bumgarner, Chief Financial Officer

    The following table describes potential payments upon termination for various reasons for David L. Bumgarner, the Company’s Chief Financial Officer.

POST-EMPLOYMENT PAYMENTS – BUMGARNER
Executive Benefits and Payments Upon Termination	Cash Payments ($)	Health Insurance ($) (2)	Life Insurance ($)	Option Awards In-the-Money ($)	Restricted Stock Awards ($) (1)	Total Compensation ($)
Termination for Just Cause	-	-	-	-	-	-
Termination Without Just Cause	-	-	-	-	-	-
Voluntary Termination at 12/31/2024	-	-	-	-	-	-
Death (1)	-	-	700,000	-	439,087	1,139,087
Disability (1)	-	-	-	-	439,087	439,087
Change of Control (2)(3)	1,330,000	29,824	-	-	439,087	1,798,911

(1)    Mr. Bumgarner holds 3,706 restricted shares, which become 100% vested upon death, disability or a change in control.
(2)    The Change in Control Agreement for Mr. Bumgarner provides for a continuation of health insurance coverage on the same terms as were in effect prior to his termination of employment for a period of up to 24 months under either the Company’s plan or comparable coverage. The estimated value of this benefit is $29,824 and would be effective if Mr. Bumgarner’s employment were terminated by the Company because of a change of control.
(3)    The Employment and/or Change in Control Agreements for each of the named executive officers provides for salary continuation for a period following termination as a result of a Change in Control as defined by the respective agreements. The amount shown in this row for Mr. Bumgarner reflects Termination Compensation of $665,000 (which represents one year of compensation), as provided in his employment agreement and amendments thereto. Mr. Bumgarner can elect to receive this amount as a lump sum or over a severance period of 24 months. In addition, for two years after a termination as a result of a change in control, Mr. Bumgarner is bound by non-compete and non-solicitation restrictions.

John A. DeRito

    The following table describes potential payments upon termination for various reasons for John A. DeRito, the Company’s Executive Vice President of Commercial Banking.

POST-EMPLOYMENT PAYMENTS – DERITO
Executive Benefits and Payments Upon Termination	Cash Payments ($)	Health Insurance ($) (3)(4)	Life Insurance ($)	Option Awards In-the-Money ($) (1)	Restricted Stock Awards ($) (2)	Total Compensation ($)
Termination for Just Cause	-	-	-	-	-	-
Termination Without Just Cause (3)	701,538	17,206	-	-	-	718,744
Voluntary Termination at 12/31/2024	-	-	-	-	-	-
Death (2)	-	-	640,000	-	465,152	1,105,152
Disability (2)	-	-	-	-	465,152	465,152
Change of Control (4)(5)	1,216,000	29,824	-	-	465,152	1,710,976

(1)    Vested option awards in-the-money for Mr. DeRito are exercisable for 90 days following his termination of employment for termination without just cause, voluntary termination, death or disability.
(2)    Mr. DeRito holds 3,926 restricted shares, which become 100% vested upon death, disability or a change in control.
(3)    Mr. DeRito’s Change in Control Agreement provides that if Mr. DeRito is terminated without just cause, Mr. DeRito will be paid an amount equal to his Termination Compensation for 60 weeks and provided health insurance coverage for 60 weeks.
(4)    The Change in Control Agreement for Mr. DeRito provides for a continuation of health insurance coverage on the same terms as were in effect prior to his termination of employment for a period of up to 24 months under either the Company’s plan or comparable coverage. The estimated value of this benefit is $29,824 and would be effective if Mr. DeRito’s employment were terminated because of a change of control.
(5)    The Employment and/or Change in Control Agreements for each of the named executive officers provides for salary continuation for a period following termination as a result of a change in control as defined by the respective agreements. The amount shown in this row for Mr. DeRito reflects Termination Compensation of $608,000 times two (which represents two years of compensation), as provided in his employment agreement and amendments thereto. Mr. DeRito can elect to receive this amount as a lump sum or over a severance period of two years. In addition, for two years after a termination as a result of a change in control, Mr. DeRito is bound by non-compete and non-solicitation restrictions.

Michael T. Quinlan, Jr.

    The following table describes potential payments upon termination for various reasons for Michael T. Quinlan, Jr., the Company’s Executive Vice President of Retail Banking.

POST-EMPLOYMENT PAYMENTS – QUINLAN
Executive Benefits and Payments Upon Termination	Cash Payments ($)	Health Insurance ($) (3)	Life Insurance ($)	Option Awards In-the-Money ($)	Restricted Stock Awards ($) (1)	Total Compensation ($)
Termination for Just Cause	-	-	-	-	-	-
Termination Without Just Cause	-	-	-	-	-	-
Voluntary Termination at 12/31/2024	-	-	-	-	-	-
Death (2)	-	-	800,000	-	709,340	1,509,340
Disability (2)	-	-	-	-	709,340	709,340
Change of Control (2)(3)	1,349,000	29,824	-	-	709,340	2,088,164

(1)    Mr. Quinlan holds 5,987 restricted shares which become 100% vested upon death, disability or a change in control.
(2)    The Change in Control Agreement for Mr. Quinlan provides for a continuation of health insurance coverage on the same terms as were in effect prior to his termination of employment for a period of up to 24 months. The estimated value of this benefit is $29,824 and would be effective if Mr. Quinlan’s employment were terminated either by the Company, or by the employee for “good cause” as defined in the Agreement, following a change of control.
(3)    Mr. Quinlan is employed under a Change in Control Agreement which provides for salary continuation for a period following termination as a result of a Change in Control as defined under the agreement. The amount shown in this row for Mr. Quinlan reflects Termination Compensation of $674,500 (which represents 24 months of compensation), as provided in his Change in Control Agreement. Mr. Quinlan can elect to receive this amount as a lump sum or over a severance period of 24 months. In addition, for 24 months after a termination as a result of a change in control, Mr. Quinlan is bound by non-compete and non-solicitation restrictions.

Jeffrey D. Legge

    The following table describes potential payments upon termination for various reasons for Jeffrey D. Legge, the Company’s Executive Vice President of Operations and Chief Information Officer.

POST-EMPLOYMENT PAYMENTS – LEGGE
Executive Benefits and Payments Upon Termination	Cash Payments ($)	Health Insurance ($) (3)	Life Insurance ($)	Option Awards In-the-Money ($)(1)	Restricted Stock Awards ($) (2)	Total Compensation ($)
Termination for Just Cause	-	-	-	-	-	-
Termination Without Just Cause	-	-	-	26,706	-	26,706
Voluntary Termination at 12/31/2024	-	-	-	26,706	-	26,706
Death (2)	-	-	595,000	26,706	335,772	957,478
Disability (2)	-	-	-	26,706	335,772	362,478
Change of Control (2)(4)	1,011,500	25,283	-	26,706	335,772	1,399,261

(1)    Vested option awards in-the-money for Mr. Legge are exerciseable for 90 days following his termination of employment for termination without just cause, voluntary termination, death or disability.
(2)    Mr. Legge holds 2,834 restricted shares which become 100% vested upon death, disability or a change in control.
(3)    The Change in Control Agreement for Mr. Legge provides for a continuation of health insurance coverage on the same terms as were in effect prior to his termination of employment for a period of up to 24 months. The estimated value of this benefit is $25,283 and would be effective if Mr. Legge’s employment were terminated either by the Company, or by the employee for “good cause” as defined in the Agreement, following a change of control.
(4)    Mr. Legge is employed under a Change in Control Agreement which provides for salary continuation for a period following termination as a result of a Change in Control as defined under the agreement. The amount shown in this row for Mr. Legge reflects Termination Compensation of $505,750 (which represents two years of compensation), as provided in his Change in Control Agreement. Mr. Legge can elect to receive this amount as a lump sum or over a severance period of 24 months. In addition, for two years after a termination as a result of a change in control, Mr. Legge is bound by non-compete and non-solicitation restrictions.

Employment Agreements

    The Company entered into an employment agreement with Charles R. Hageboeck on July 25, 2007, replacing the agreement previously entered into during 2001. This agreement has a term of two years, but automatically renews each month for an additional month unless either the Company or the officer serves notice to the other to fix the term to a definite two-year term. Mr. Hageboeck’s employment agreement addresses salary, incentives and other benefits. In the event that Mr. Hageboeck voluntarily terminates his employment with the Company for any reason or at any time, the Mr. Hageboeck will be entitled to receive a certain sum of money, plus interest from and after December 31, 2006, paid over 36 months. This covenant within the Employment Agreement between the Company and Mr. Hageboeck preserves Termination Benefit available to him that were part of the original employment agreement between the Company and Mr. Hageboeck originally signed on June 11, 2001. At December 31, 2024, Mr. Hageboeck could voluntarily resign and the Company would be obligated to make payments to him over 36 months totaling $1,472,750 plus interest at the Treasury One-Year Constant Maturity rate until paid in full. The Company has accrued expense to reflect the costs of this benefit. The benefit just described for Mr. Hageboeck is deemed fully vested and shall not be subject to risk of forfeiture under any circumstances, including any of the reasons that qualify for “Just Cause” as described below and as provided under the agreements, except where the officer personally profits from his willful fraudulent activity and that activity materially and adversely affects the Company. Additionally, the Company is required to make health insurance available to Mr. Hageboeck for a period of up to five years following voluntary termination.

    In the event of termination without Just Cause, death, or disability, Mr. Hageboeck is entitled to receive three times his Termination Compensation, which is defined as equal to the highest amount of cash compensation paid to or for the benefit of the employee in respect of any of the three most recent calendar years ending prior to the date of termination, determined by reference to the annual cash compensation (including salary, cash-based incentive compensation, and cash-based bonus but not including equity incentive compensation) of the Summary Compensation Table set forth in the Company’s proxy statement for such year. Additionally, Mr. Hageboeck’s employment contract requires the Company to provide health insurance for five years in the event that his employment terminates due to disability or without Just Cause.

    The Company entered into a Change in Control and Termination Agreement on June 28, 2004 with John A. DeRito. Under this agreement, in the event of a change in control, Mr. DeRito may voluntarily terminate his employment with the Company until the expiration of the 24-month period after the change in control for “Good Reason” as defined in the agreement and be entitled to receive benefits as described in the Post Employment Compensation Table above. Mr. DeRito’s Change in Control and Termination Agreement also provides that if Mr. DeRito is terminated without Just Cause, he will receive benefits as described in the Post-Employment Compensation Table above. “Just Cause” shall mean termination, accomplished by vote of the Company’s Board of Directors, related to Mr. DeRito’s personal dishonesty, gross incompetence, willful misconduct, breach of a fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation, gross negligence, malfeasance (other than traffic violations or similar offenses) or a final cease-and-desist order, conviction of a felony or of a misdemeanor involving moral turpitude, unethical business practices in connection with the Company’s business, or misappropriation of the Company’s assets or similarly serious violation of policy of the Company.

    The Company entered into a Change in Control Agreement with David L. Bumgarner on May 4, 2022. Mr. Bumgarner’s agreement provides that in the event of a change in control of the Company, Mr. Bumgarner may voluntarily terminate his employment with the Company until the expiration of the 24-month period after the change in control for “Good Reason” as defined in the agreement and receive benefits as shown in the Post-Employment Compensation Table above.

    The Company entered into a Change in Control Agreement with Michael T. Quinlan, Jr. on May 4, 2022. Mr. Quinlan’s agreement provides that in the event of a change in control of the Company, Mr. Quinlan may voluntarily terminate his employment with the Company until the expiration of the 24-month period after the change in control for “Good Reason” as defined in the agreement and receive benefits as shown in the Post-Employment Compensation Table above.

    The Company entered into a Change in Control Agreement with Jeffrey D. Legge on May 4, 2022. Mr. Legge’s agreement provides that in the event of a change in control of the Company, Mr. Legge may voluntarily terminate his employment with the Company until the expiration of a 24-month period after the change in control for “Good Reason” as defined in the agreement and receive benefits as shown in the Post-Employment Compensation Table above.

Pay vs Performance

Pay Versus Performance Table for 2024
					Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for non-PEO NEOs(3)	Compensation Actually Paid to non-PEO NEOs(2)	TSR(4)	Peer Group TSR(5)	City's Net Income (in thousands)(6)	Return On Average Assets(7)

2024	$1,910,759	$2,450,813	$763,459	$947,674	$168.04	$132.71	$117,101	1.85%
2023	$1,894,563	$2,731,310	$750,107	$991,689	$128.53	$111.44	$114,365	1.87%
2022	$1,700,648	$2,432,213	$605,800	$774,909	$124.92	$109.30	$102,071	1.71%
2021	$1,458,504	$1,842,789	$510,454	$605,647	$106.52	$113.52	$88,080	1.49%
2020	$1,629,367	$1,657,555	$645,178	$636,293	$87.83	$83.66	$89,595	1.66%

(1)    The compensation paid to Mr. Hageboeck are the amounts of total compensation reported for each corresponding year in the "Total" of the "Summary Compensation Table for 2024."
(2)    The amounts reported as Compensation Actually Paid to PEO and the average for the non-PEO NEOs as computed in accordance with Item 402(v) of SEC Regulation S-K. The dollar amounts reported do not reflect the actual value of compensation earned or paid to Mr. Hageboeck and the average for the non-PEO NEOs during the applicable year. The following adjustments were made to Mr. Hageboeck's and the average for the non-PEO NEOs total compensation for each year in accordance with Item 402(v) of SEC Regulation S-K to determine the compensation actually paid to Mr. Hageboeck and the average for the non-PEO NEOs:

Year	Reported Summary Compensation Table Total	Reported Grant Date Fair Value of Equity Awards(A)	Equity Award Adjustments(B)	Compensation Actually Paid

Charles R. Hageboeck, President & CEO
2024	$1,910,759	$(404,847)	$944,901	$2,450,813
2023	$1,894,563	$(389,813)	$1,226,560	$2,731,310
2022	$1,700,648	$(389,840)	$1,121,405	$2,432,213
2021	$1,458,504	$(389,802)	$774,087	$1,842,789
2020	$1,629,367	$(382,208)	$410,396	$1,657,555

Average of Other NEOs
2024	$763,459	$(143,607)	$327,822	$947,674
2023	$750,107	$(133,342)	$374,924	$991,689
2022	$605,800	$(107,481)	$276,590	$774,909
2021	$510,454	$(102,981)	$198,174	$605,647
2020	$645,178	$(126,686)	$117,801	$636,293

(A)    The "Reported Grant Date Fair Value of Equity Awards" represents the amount reported as "Stock Awards" in the "Summary Compensation Table for 2024" for the applicable year.
(B)    The "Equity Award Adjustments" for each applicable year include the following adjustments: (i) the year-end value of any equity awards granted in the applicable year that were outstanding and unvested at the end of the applicable year; (ii) the amount of change as of the end of the applicable year (from the previous year-end) in fair value of any equity awards granted in prior years that were still outstanding and unvested as of the applicable year-end; (iii) for equity awards that were granted and vested in the same applicable year, the fair value of the equity awards on the vesting date; (iv) for equity awards granted in prior years that vested in the applicable year, the amount of change as of the vesting date (from the previous year-end) in fair value of the equity awards; (v) for equity awards granted in prior years that were determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value as of the previous year-end; and (vi) the dollar value of any dividends or other earnings paid on equity awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such equity awards or included in any other component of "total compensation" for the applicable year. The fair value of all unvested PSU's is based on the expected vesting percentile of PSU's for a given year which would be earned under conditions noted in the "Long-Term Incentives" discussion. The adjustments in calculating the "Equity Award Adjustments" are as follows:

Year	Year-End Value of Outstanding and Unvested Equity Awards Granted in Applicable Year	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	Fair Value on Vesting Date of Awards Granted & Vested in Applicable Year	Year over Year Change in Fair Value of Equity Awards that Vested in the Applicable Year	Awards Granted in Prior Years that Are Determined to Fail to Meet Vesting Conditions During the Applicable Year, the Fair Value at the Previous Year-End	Dollar Value of Dividends or Other Earnings Paid on Equity Awards not Otherwise Reflected in the Fair Value of Such Award or Included in Any Other Component of Total Compensation	Total Equity Award Adjustments

Charles R. Hageboeck, President & CEO
2024	$455,401	$532,851	$—	$(63,349)	$—	$19,998	$944,901
2023	$455,000	$683,977	$—	$67,973	$—	$19,610	$1,226,560
2022	$497,395	$617,069	$—	$(11,158)	$—	$18,099	$1,121,405
2021	$388,078	$302,050	$—	$65,779	$—	$18,180	$774,087
2020	$350,376	$63,620	$—	$(24,907)	$—	$21,307	$410,396

Average of Other NEOs(3)
2024	$161,539	$171,605	$—	$(12,617)	$—	$7,296	$327,823
2023	$154,665	$194,897	$—	$17,604	$—	$7,758	$374,924
2022	$137,343	$135,741	$—	$(3,830)	$—	$7,336	$276,590
2021	$102,514	$69,090	$—	$18,659	$—	$7,911	$198,174
2020	$112,414	$17,073	$—	$(20,270)	$—	$8,584	$117,801

(3)    NEOs included in the Average Calculation are:
2024: Messrs. David L. Bumgarner, John A. DeRito, Michael T. Quinlan, Jr., and Jeffrey D. Legge
2023: Messrs. David L. Bumgarner, John A. DeRito, Michael T. Quinlan, Jr., and Jeffrey D. Legge
2022: Messrs. David L. Bumgarner, John A. DeRito, Michael T. Quinlan, Jr., and Jeffrey D. Legge
2021: Messrs. David L. Bumgarner, John A. DeRito, Michael T. Quinlan, Jr., and Jeffrey D. Legge
2020: Messrs. David L. Bumgarner, John A. DeRito, Craig G. Stilwell, and Jeffrey D. Legge
(4)    Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period (determined in accordance with Item 402(v) of SEC Regulation S-K), assuming dividend reinvestment, and the difference between City's Common Stock price at the end and beginning of the measurement period by City's Common Stock price at the beginning of the measurement period.
(5)    Peer group total shareholder return using the KBW NASDAQ Regional Bank Index.
(6)    The dollar amounts reported represent the amount of Net Income (in thousands) reflected in City's audited consolidated financial statements for each of the applicable years.
(7)    City has determined that ROAA is the financial performance measurement that, in City's assessment, represents the most important performance measurement not otherwise disclosed in this table that is used by City to link compensation actually paid to City's NEOs for the most recently completed fiscal year.

Financial Performance Measures

    As described in greater detail in the section captioned "EXECUTIVE COMPENSATION - Compensation Discussion and Analysis," City's executive compensation program includes variable components in the form of annual incentive and long-term incentive awards. The metrics that City uses for both annual incentive compensation and long-term incentive awards are selected based on the objective of incentivizing our named executive officers to increase shareholder value. Changes in shareholder value are reflected in compensation actually paid above through fair value of City's equity awards. Compensation actually paid for 2021 reflects an increase in the fair value of these equity awards as a result of an increase in City's Common Stock price from $69.55 at December 31, 2020 to $81.79 at December 31, 2021. Compensation actually paid for 2022 reflects an increase in the fair value of these equity awards as a result of an increase in City's Common Stock price from $81.79 at December 31, 2021 to $93.09 at December 31, 2022. Compensation actually paid for 2023 reflects an increase in the fair value of these equity awards as a result of an increase in City's Common Stock price from $93.09 at December 31, 2022 to $110.26 at December 31, 2023. Compensation actually paid for 2024 reflects an increase in the fair value of these equity awards as a result of an increase in City's Common Stock price from $110.26 at December 31, 2023 to $118.48 at December 31, 2024. The most important financial performance measures used by City to link executive compensation actually paid to the named executive officers for the most recently completed fiscal year, to City's performance are shown in the table below as follows:

ROATCE
ROAA
TSR

Analysis of the Information Presented in the Pay Versus Performance Table

As described in more detail in the section captioned "EXECUTIVE COMPENSATION - Compensation Discussion and Analysis," City's executive compensation program includes variable components in the form of annual incentive compensation and long-term incentive awards. While City utilizes several performance measures to align executive compensation with City's performance, not all of those measures are presented in the "Pay Versus Performance Table for 2024." Moreover, City generally seeks to incentivize long-term performance and, therefore, does not specifically align City's performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of SEC Regulation S-K) for a particular year. In accordance with Item 402(v) of SEC Regulation S-K, City is providing the following descriptions of the relationships between information presented in the "Pay Versus Performance Table for 2024."

Compensation Actually Paid and Cumulative TSR

As demonstrated by the following graph, the amount of compensation actually paid to Mr. Hageboeck and the average amount of compensation actually paid to City's other named executive officers as a group (excluding Mr. Hageboeck) is generally aligned with City's cumulative TSR over the five years presented in the "Pay Versus Performance Table for 2024." The alignment of compensation actually paid with City's cumulative TSR over the period presented is due to the fact that a significant portion of the compensation actually paid to Mr. Hageboeck and to the other named executive officers is comprised of equity awards. The estimated grant date fair value of the target PSU award in 2024 was approximately 12% of total direct compensation for Mr. Hageboeck and approximately 11% of total direct compensation for the other named executive officers.

Compensation Actually Paid vs. City TSR
$3,000,000
$2,750,000
$2,500,000
$2,250,000
$2,000,000
$1,750,000
$1,500,000
$1,250,000
$1,000,000
$750,000
$500,000
$250,000
$0
$180.00
$160.00
$140.00
$120.00
$100.00
$80.00
$60.00
2020
2021
2022
2023
2024
PEO
Average for Non-PEO NEOs
TSR

The following graph details City's cumulative TSR in comparison to the Regional Compensation Peer Group (as defined in the section captioned "EXECUTIVE COMPENSATION - Compensation Discussion and Analysis") cumulative TSR for each of the measurement periods (determined in accordance with Item 402(v) of SEC Regulation S-K) as presented in the "Pay Versus Performance Table for 2024."

City TSR vs. Regional Peer Group TSR

$180.00
$170.00
$160.00
$150.00
$140.00
$130.00
$120.00
$110.00
$100.00
$90.00
$80.00
$70.00
$60.00
2020
2021
2022
2023
2024
City TSR
Regional Peer Group TSR

Compensation Actually Paid and Net Income

As demonstrated by the following graph, the amount of compensation actually paid to Mr. Hageboeck and the average amount of compensation actually paid to City's other named executive officers as a group (excluding Mr. Hageboeck) is generally aligned with City's net income over the five years presented in the "Pay Versus Performance Table for 2024." While City does not use net income as a performance measure in the overall executive compensation program, the measure of net income is correlated with the measure of ROATCE, which City does use in setting goals for annual incentive compensation and ROAA and TSR which City does use in determining the vesting of PSUs that are awarded to the named executive officers. As described in more detail in the section captioned "EXECUTIVE COMPENSATION - Compensation Discussion and Analysis," the target annual incentive compensation as a percent of 2024 base salary was 60% for Mr. Hageboeck and 42.5% for the other named executive officers.

Compensation Actually Paid vs. Net Income

$3,000,000
$2,750,000
$2,500,000
$2,250,000
$2,000,000
$1,750,000
$1,500,000
$1,250,000
$1,000,000
$750,000
$500,000
$250,000
$0
$120.0
$110.0
$100.0
$90.0
$80.0
$70.0
$60.0
2020
2021
2022
2023
2024
PEO
Average for Non-PEO NEOs
Net Income (in millions)

Compensation Actually Paid and ROAA

As described in more detail in the section captioned "EXECUTIVE COMPENSATION - Compensation Discussion and Analysis," the number of PSUs earned is based on the cumulative ROAA for a three-fiscal-year performance period as well as by City's relative TSR as compared to its Regional Peer Group. As demonstrated by the following graph, the amount of compensation actually paid to Mr. Hageboeck and the average amount of compensation actually paid to City's other named executive officers as a group (excluding Mr. Hageboeck) is generally aligned with City's ROAA over each of the five years presented in the "Pay Versus Performance Table for 2024."

Compensation Actually Paid vs. ROAA

$3,000,000
$2,750,000
$2,500,000
$2,250,000
$2,000,000
$1,750,000
$1,500,000
$1,250,000
$1,000,000
$750,000
$500,000
$250,000
$0
2.00%
1.80%
1.60%
1.40%
1.20%
1.00%
0.80%
0.60%
0.40%
0.20%
0.00%
2020
2021
2022
2023
2024
PEO
Average for Non-PEO NEOs
ROAA
Regional Peer Group Median ROAA

Compensation Actually Paid and ROATCE

As described in more detail in the section captioned "EXECUTIVE COMPENSATION - Compensation Discussion and Analysis," the amount of annual incentive compensation is tied to City's ROATCE as compared to its Regional Peer Group. As demonstrated in the following graph, the amount of compensation actually paid to Mr. Hageboeck and the average amount of compensation actually paid to City's other named executive officers as a group (excluding Mr. Hageboeck) is generally aligned with City's ROATCE over each of the five years presented in the "Pay Versus Performance Table for 2024."

Compensation Actually Paid vs. ROATCE

$3,000,000
$2,750,000
$2,500,000
$2,250,000
$2,000,000
$1,750,000
$1,500,000
$1,250,000
$1,000,000
$750,000
$500,000
$250,000
$0
25.0%
20.0%
15.0%
10.0%
5.0%
0.0%
2020
2021
2022
2023
2024
PEO
Average for Non-PEO NEOs
ROATCE
Regional Peer Group Median ROATCE

Notes:

- *2020 ROATCE has been adjusted to exclude the gain from the sale of Visa Inc. Class B common shares.*
- *2022 & 2023 ROATCE have been adjusted to exclude merger and integration expenses.*

CEO Pay Ratio

    As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Securities and Exchange Commission adopted a rule requiring annual disclosure of the annual total compensation (as defined below) for the Chief Executive Officer (the “CEO”) and for the median employee along with the ratio of the CEO’s annual total compensation to the median employee’s annual total compensation.

    Our median employee was identified through the following procedure: (1) we obtained a list of all employees (including full-time, part-time, temporary or seasonal) employed as of December 31, 2024, excluding our CEO; (2) we annualized the compensation of full-time and part-time permanent employees who were employed as of December 31, 2024, but did not work for the Company the entire year in 2024 (no full-time equivalent adjustments were made for part-time employees); (3) total compensation was then calculated in same manner for all employees as shown for our CEO in the “Summary Compensation Table”; and (4) we then selected the employee that ranked as the median (482 of 963).

Annual Total Compensation of Mr. Hageboeck, CEO	$1,910,759
Annual Total Compensation of Median Employee	$43,200
Ratio of CEO to Median Employee Compensation	44x

NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION
(Proposal 3)

    The Company is providing shareholders with a non-binding advisory vote on compensation programs for our named executive officers (sometimes referred to as “Say-on-Pay”). Accordingly, you may vote on the following resolution at the 2025 Annual Meeting, the consideration of which is required pursuant to Section 14A of the Securities Exchange Act:

    “Resolved, that the shareholders approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure in this Proxy Statement.”

    This vote is advisory in nature and therefore, is non-binding. The Board of Directors and the Compensation Committee, which is comprised of independent directors, expect to take into account the outcome of the vote when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results. The Company solicits shareholder advisory votes on executive compensation annually.

    As described in detail under “Compensation Discussion and Analysis,” our compensation programs are designed to motivate our executives to create a successful and high-performing company with an appropriate balance of return and risk. We believe that our compensation program, with its balance of short-term incentives and long-term incentives reward sustained performance that is aligned with long-term shareholder interests. Shareholders are encouraged to read the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure.

    The Board of Directors unanimously recommends that you vote “FOR” the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure.

CERTAIN TRANSACTIONS INVOLVING DIRECTORS AND
EXECUTIVE OFFICERS

    The Company’s subsidiaries had, and expect to have in the future, banking transactions with directors and executive officers of the Company, their immediate families and entities in which they are principal owners (more than 10% ownership interest). These transactions are in the ordinary course of business and on substantially the same terms, including interest rates and security, as those prevailing at the same time for comparable transactions with others and do not involve more than the normal risk of collectability or present other unfavorable factors.

    The Company’s loan policy requires that all extensions of credits to directors and executive officers and their related interests, as defined in Item 404 of SEC Regulation S-K, must be reviewed and approved by the Executive Loan Committee and promptly reported to the Board of Directors. If required by the procedural and financial requirements of Regulation O of the Board of Governors of the Federal Reserve System, such credits will be approved in advance by a majority of disinterested directors. Directors and executive officers may not be present for discussions on their own loans, loans involving their related interests or loans involving any other conflict of interest situation and must abstain from voting on such credits.

In relation to other related party transactions with directors and executive officers and their related interests, the Company adheres to an unwritten policy whereby before the Company or any of its subsidiaries enters into any transaction for which the value of the transaction is expected to be at least $120,000, and an interested party in the transaction is a director, executive officer, an immediate family member of a director or executive officer, or a shareholder owning 5% or greater of the Company’s outstanding stock, the Board of Directors must review and approve the transaction. In reviewing any such potential transaction, the directors will consider the fairness of the transaction to the Company, whether the transaction would or could compromise the interested party’s independence and judgment, the best interests of the Company, and such other factors determined advisable by the Board of Directors.

SHAREHOLDER PROPOSALS AND NOMINATIONS

Under the regulations of the SEC, any shareholder desiring to make a proposal pursuant to Rule 14a-8 of the SEC’s proxy rules to be acted upon at the Company’s 2026 Annual Meeting of Shareholders must present such proposal to the Company’s Secretary at the principal executive offices of the Company at 25 Gatewater Road, Charleston, WV 25313-1408, not later than November 28, 2025 in order for the proposal to be considered for inclusion in the Company’s proxy statement for the 2026 Annual Meeting of Shareholders. SEC rules establish a different deadline for submission of shareholder proposals that are not intended to be included in our proxy statement with respect to discretionary voting. The deadline for these proposals for the 2026 Annual Meeting is February 11, 2026. If a shareholder gives notice of such a proposal after this deadline, the proxies will be allowed to use their discretionary voting authority to vote against the shareholder proposal when and if it is raised at the Annual Meeting.

Pursuant to the Company’s Amended and Restated Bylaws, a shareholder may nominate persons for election to the Board of Directors at an annual shareholder meeting and, pursuant to the Governance and Nominating Committee Charter, the Governance Committee considers nominees recommended by shareholders, in each case, if written notice is submitted to the Company’s Secretary at the principal executive offices of the Company not less than 120 calendar days prior to April 30, 2026 (December 31, 2025).

The shareholder’s notice must include:

o    as to each person whom the shareholder proposes to nominate for election as a director:

▪all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest or is otherwise required pursuant to Regulation 14A under the Exchange Act; and

▪such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and

o    as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made:

▪the name and address of such shareholder, as they appear on the Company’s books, and of such beneficial owner;

▪the class and number of shares of the Company’s Common Stock that are owned beneficially and of record by such shareholder and such beneficial owner;

▪a description of all arrangements or understandings between the shareholder and each nominee and any other persons (naming them) pursuant to which the nominations are to be made by the shareholder;

▪a representation that such shareholder is a holder of record of the Company’s Common Stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination; and

▪a representation if the shareholder intends to solicit proxies from shareholders in support of such nomination.

In order for a shareholder to bring other business before a shareholder meeting, timely notice must be received by the Company’s Secretary not less than 120 calendar days prior to April 30, 2026 (December 31, 2025). The shareholder’s notice must contain:

o    as to each matter:

▪a brief description of the business desired to be brought before the meeting;

▪the reasons for conducting such business at the meeting;

▪in the event that such business includes a proposal to amend the Company’s Articles of Incorporation or Bylaws, the language of the proposed amendment; and

▪any material interest in such business of such shareholder and of the beneficial owner, if any, on whose behalf the proposal is made; and

o    as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made, the information described above with respect to the shareholder proposing such business.

    The Company is required to present a shareholder’s nomination or proposal only if the shareholder meets all of the above requirements and appears or sends a qualified representative to present such proposal at the shareholder meeting. The requirements found in the Company’s Amended and Restated Bylaws are separate from and in addition to the requirements of the SEC that a shareholder must meet to have a proposal included in the Company’s proxy statement. The deadline for providing notice for solicitation of proxies of nominees other than the Company’s nominees will be March 2, 2026.

OTHER MATTERS

As of the date of this proxy statement, the Board of Directors is not informed of any matters, other than those stated above, that may be brought before the Annual Meeting. However, if any other matters are brought before the Annual Meeting or any adjournments or postponements thereof, the persons named on the accompanying proxy card or their substitutes will vote with respect to such matters in accordance with their best judgment.

ANNUAL REPORT

The Company has included a copy of its Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC, with this proxy statement.  A request for an additional copy, which will be provided without charge to shareholders of the Company, should be directed to Victoria A. Faw, Corporate Secretary, City Holding Company, 25 Gatewater Road, Charleston, WV 25313-1408 or by calling 1-304-769-1100. The Company's Form 10-K will also be available on the SEC’s website at http://www.sec.gov, and through a link at the Investor Relations, SEC Filings section of the Company's website (http://www.bankatcity.com).

By Order of the Board of Directors,

Victoria A. Faw,
Secretary

March 28, 2025

c/o Corporate Election Services
P. O. Box 1150
Pittsburgh, PA 15230-1150

VOTE BY TELEPHONE

Have your proxy card available when you call **Toll-Free 1-888-693-8683** using a touch-tone phone and follow the simple instructions to record your vote.

VOTE BY INTERNET

Have your proxy card available when you access the website **www.cesvote.com** and follow the simple instructions to record your vote.

VOTE BY MAIL

Please mark, sign and date your proxy card and return it in the **postage-paid envelope** provided or return it to: Corporate Election Services, P.O. Box 1150, Pittsburgh, PA 15230.

Vote by Telephone	Vote by Internet	Vote by Mail
Call Toll-Free using a touch-tone telephone: **1-888-693-8683**	Access the Website and cast your vote: **www.cesvote.com**	Return your proxy in the postage-paid envelope provided

Vote 24 hours a day, 7 days a week.
If you vote by telephone or Internet, please do not send your proxy by mail.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS ON APRIL 30, 2025:
The City Holding Company Notice of Annual Meeting, Proxy Statement and Annual Report to Shareholders are available at www.ViewMaterial.com/CHCO.

IF VOTING BY TELEPHONE OR INTERNET, YOUR VOTE MUST BE RECEIVED BY 12:00 PM, EASTERN TIME, ON APRIL 30, 2025.

➔

Proxy card must be signed and dated below.
Please fold and detach card at perforation before mailing.

CITY HOLDING COMPANY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS ON APRIL 30, 2025.

The undersigned shareholder of City Holding Company hereby appoints Victoria A. Faw and David L. Bumgarner and each of them, with full power of substitution, as proxies and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of City Holding Company held of record by the undersigned on March 17, 2025 at the Annual Meeting of Shareholders to be held on April 30, 2025 or any adjournment or adjournments thereof. The undersigned shareholder authorizes the proxies to cumulate their votes at their discretion.

Dated: ______________________________

____
Signature

____
Signature, if held jointly

Please date and sign exactly as name appears hereon. If shares are held jointly, each shareholder should sign. Agents, executors, administrators, guardians, trustees, etc. should use full title, and, if more than one, all should sign. If the shareholder is a corporation, please sign full corporate name by the president or another authorized officer. If a partnership, please sign in partnership name by authorized person.

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YOUR VOTE IS IMPORTANT

If you do not vote by telephone or Internet, please sign and date this proxy card and return it promptly in the enclosed postage-paid envelope, or otherwise to Corporate Election Services, P.O. Box 1150, Pittsburgh, PA 15230, so your shares may be represented at the Annual Meeting. If you vote by telephone or Internet, it is not necessary to return this proxy card.

Proxy card must be signed and dated on the reverse side.
🡻 Please fold and detach card at perforation before mailing. 🡻

CITY HOLDING COMPANY **PROXY**

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposals 1, 2 and 3. You may revoke this proxy at any time prior to the time it is voted at the Annual Meeting.

CLASS II NOMINEES:	FOR	AGAINST	ABSTAIN
1. James A. Hoyer	❑	❑	❑
2. C. Dallas Kayser	❑	❑	❑
3. Sharon H. Rowe	❑	❑	❑

❑ **FOR** ❑ **AGAINST** ❑ **ABSTAIN**

❑ **FOR** ❑ **AGAINST** ❑ **ABSTAIN**

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Shareholders or any adjournment or adjournments thereof.

Please mark, sign, date and return the proxy promptly using the enclosed envelope.

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